Exhibit 10.5

EXCHANGE AGREEMENT
BY AND AMONG
Comtech Telecommunications Corp.

AND
THE ENTITIES LISTED ON EXHIBIT B HERETO
Dated as of June 14, 2026

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EXHIBITS

Exhibit A Defined Terms	A-1
Exhibit B Investors	B-1
Exhibit C Form of Series B-4 Certificate of Designations	C-1
Exhibit D Form of Series B-4 Registration Rights Agreement	D-1
Exhibit E Disclosure Schedule	E-1
Exhibit F Form of Warrant	F-1
Exhibit G Form of Series B-4 Voting Agreement	G-1
Exhibit H Form of Securities Purchase Agreement	H-1

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EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT dated as of June 14, 2026 (this “Agreement”), is by and among Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and the entities that are listed on Exhibit B attached hereto (each, an “Investor” and collectively, the “Investors”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A attached hereto.

WHEREAS, the Company and certain of the Investors previously entered into that certain Subscription Agreement, dated as of October 18, 2021, pursuant to which, on the terms and subject to the conditions set forth therein, the Company issued and sold to certain of the Investors, and certain of the Investors purchased from the Company, 100,000 shares of Series A Preferred Stock;

WHEREAS, the Company and certain of the Investors previously entered into that certain Exchange Agreement, dated as of December 13, 2023, pursuant to which certain Investors exchanged all Series A Preferred Stock owned by such Investors for an equal number of shares of Series A-1 Preferred Stock;

WHEREAS, the Company and the Investors previously entered into that certain Subscription and Exchange Agreement, dated as of January 22, 2024, pursuant to which certain Investors, as applicable, (i) purchased 45,000 shares (the “Purchased Series B Shares”) of Series B Preferred Stock, (ii) exchanged all Series A-1 Preferred Stock owned by such Investors for 115,721.22 shares (the “Exchanged Series B Shares”) of Series B Preferred Stock and (iii) received 5,400 shares (the “Additional Series B Shares”) of Series B Preferred Stock;

WHEREAS, the Company and the Investors previously entered into that certain Subscription and Exchange Agreement, dated as of June 17, 2024, pursuant to which certain Investors, as applicable, (i) exchanged the Purchased Series B Shares owned by such Investors for 45,000 shares (the “Purchased Series B-1 Shares”) of Series B-1 Preferred Stock, (ii) exchanged the Exchanged Series B Shares owned by such Investors for 115,721.22 shares (the “Exchanged Series B-1 Shares”) of Series B-1 Preferred Stock, (iii) exchanged the Additional Series B Shares for 5,400 shares (the “Exchanged Additional Series B-1 Shares”) of Series B-1 Preferred Stock and (iv) received 5,705.83 shares (the “Additional Series B-1 Shares”) of Series B-1 Preferred Stock;

WHEREAS, the Company and the Investors previously entered into that certain Subscription and Exchange Agreement, dated as of October 17, 2024, pursuant to which certain Investors, as applicable, (i) exchanged the Purchased Series B-1 Shares owned by such Investors for 45,000 shares (the “Purchased Series B-2 Shares”) of Series B-2 Preferred Stock, (ii) exchanged the Exchanged Series B-1 Shares owned by such Investors for 115,721.22 shares (the “Exchanged Series B-2 Shares”) of Series B-2 Preferred Stock, (iii) exchanged the Exchanged Additional Series B-1 Shares owned by such Investors for 5,400 shares (the “Exchanged January 2024 Additional Series B-2 Shares”) of Series B-2 Preferred Stock, (iv) exchanged the Additional Series B-1 Shares owned by such Investors for 5,705.83 shares (the “Exchanged June 2024 Additional Series B-2 Shares”) of Series B-2 Preferred Stock and (v) received 3,436.53 shares (the “Additional October 2024 Series B-2 Shares”) of Series B-2 Preferred Stock;

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WHEREAS, the Company and the Investors previously entered into that certain Subscription and Exchange Agreement, dated as of March 3, 2025 (the “Existing Subscription and Exchange Agreement”), pursuant to which certain Investors, as applicable, (i) exchanged the Purchased Series B-2 Shares owned by such Investors for 45,000 shares (the “Purchased Series B-3 Shares”) of Series B-3 Preferred Stock, (ii) exchanged the Exchanged Series B-2 Shares owned by such Investors for 115,721.22 shares (the “Exchanged Series B-3 Shares”) of Series B-3 Preferred Stock, (iii) exchanged the Exchanged January 2024 Additional Series B-2 Shares owned by such Investors for 5,400 shares (the “Exchanged January 2024 Additional Series B-3 Shares”) of Series B-3 Preferred Stock, (iv) exchanged the Exchanged June 2024 Additional Series B-2 Shares owned by them for 5,705.83 shares (the “Exchanged June 2024 Additional Series B-3 Shares”) of Series B-3 Preferred Stock, (v) exchanged the Additional October 2024 Series B-2 Shares owned by such Investors for 3,436.53 shares (the “Exchanged October 2024 Additional Series B-3 Shares”) of Series B-3 Preferred Stock, and (vi) received 2,916.76 shares (the “March 2025 Additional Series B-3 Shares”) of Series B-3 Preferred Stock (the Purchased Series B-3 Shares, Exchanged Series B-3 Shares, Exchanged January 2024 Additional Series B-3 Shares, Exchanged June 2024 Additional Series B-3 Shares, the Exchanged October 2024 Additional Series B-3 Shares and the March 2025 Additional Series B-3 Shares, collectively, the “Exchanged Shares”);

WHEREAS, the Company has authorized a new series of its preferred stock titled the “Series B-4 Convertible Preferred Stock,” par value $0.10 per share (the “Series B-4 Preferred Stock”), in an aggregate number of 178,180.34 shares with an increased Liquidation Preference equal to $1,238.23 per share plus Dividends accrued and added to the Liquidation Preference pursuant to Section 5 of the Series B-3 Certificate of Designations from the date hereof to the date of Exchange;

WHEREAS, those Investors who own Series B-3 Preferred Stock severally and not jointly desire to, as applicable, (i) exchange the Purchased Series B-3 Shares owned by such them for the number of shares of Series B-4 Preferred Stock set forth opposite their name on Exhibit B attached hereto (the “2024 Exchange Shares”), (ii) exchange the Exchanged Series B-4 Shares owned by them for the number of shares of Series B-4 Preferred Stock set forth opposite their name on Exhibit B attached hereto (the “2021 Exchange Shares”), (iii) exchange the Exchanged January 2024 Additional Series B-3 Shares owned by them for the number of shares of Series B-4 Preferred Stock set forth opposite their name on Exhibit B attached hereto (the “January 2024 Additional Shares”), (iv) exchange the Exchanged June 2024 Additional Series B-3 Shares owned by them for the number of shares of Series B-4 Preferred Stock set forth opposite their name on Exhibit B attached hereto (the “June 2024 Additional Shares”), (v) exchange the Exchanged Additional October 2024 Series B-3 Shares owned by them for the number of shares of Series B-4 Preferred Stock set forth opposite their name on Exhibit B attached hereto (the “October 2024 Additional Shares”), and (vi) exchange the March 2025 Additional Series B-3 Shares owned by them for the number of shares of Series B-4 Preferred Stock set forth opposite their name on Exhibit B attached hereto (the “March 2025 Additional Shares” and, together with the January 2024 Additional Shares, the June 2024 Additional Shares and the October 2024 Additional Shares, the “Additional Shares”; the 2024 Exchange Shares, the 2021 Exchange Shares, and the Additional Shares, collectively, the “Issued Shares”) (such exchanges described in clauses (i) through (vi), the “Exchange”), in each case, on the terms hereinafter set forth;

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WHEREAS, the Investors and the Company intend that the Exchange qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code and a reclassification within the meaning of Rule 16b-7 promulgated under the Exchange Act;

WHEREAS, concurrently with the execution of this Agreement, as a condition of and inducement to the Investors willingness to enter into this Agreement, (a) the Company and the Investors shall enter into the Series B-4 Registration Rights Agreement, and (b) the Company and the Investors shall each enter into a Series B-4 Voting Agreement, in each case, to be effective as of the Closing;

WHEREAS, concurrently with the execution of this Agreement, the Company entered into that certain Securities Purchase Agreement, dated as of the date hereof, with Wavestream Corporation, a Delaware corporation (“Buyer”), certain direct or indirect Subsidiaries of the Company, and certain other Affiliates of the Company (collectively and together with the Company, “Sellers” and each, individually, a “Seller”) (as amended, supplemented, or otherwise modified from time to time in accordance with its terms and Section 4.7(a), in substantially the form attached hereto as Exhibit H, the “Securities Purchase Agreement”), pursuant to which, among other things, Buyer will, on the terms, and subject to the conditions, set forth therein, purchase from Sellers all of the issued and outstanding equity securities of certain subsidiaries of the Company) (the purchase by Buyer from Sellers of such equity securities as contemplated by the Securities Purchase Agreement, the “Permitted Disposition”);

WHEREAS, in consideration for the benefits to be received, directly or indirectly, by the Investors in connection with the Transactions, the Investors agree to enter into this Agreement and to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.

EXCHANGE OF SHARES

Section 1.1              Exchange. On the terms set forth in this Agreement and subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article V, at the Closing, the Investors shall exchange and deliver to the Company (i) the Purchased Series B-3 Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the 2024 Exchange Shares, (ii) the Exchanged Series B-3 Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the 2021 Exchange Shares, (iii) the Exchanged January 2024 Additional Series B-3 Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the January 2024 Additional Shares, (iv) the Exchanged June 2024 Additional Series B-3 Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the June 2024 Additional Shares, (v) the Additional October 2024 Series B-3 Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the October 2024 Additional Shares and (vi) the March 2025 Additional Series B-3 Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the March 2025 Additional Shares. The Series B-4 Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designations (the “Series B-4 Certificate of Designations”) in substantially the form attached hereto as Exhibit C, upon the effectiveness and filing of the Series B-4 Certificate of Designations.

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Section 1.2              Closing. On the terms set forth in this Agreement, the closing of the issuance of the Issued Shares in exchange for the Exchanged Shares and other consideration, the receipt of which is hereby acknowledged (collectively, the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on the date of the closing of the Permitted Disposition, or at such other times as the Company and the Investors may agree in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 1.3              Closing Deliverables. At the Closing:

(a)             each Investor shall, severally and not jointly, deliver or cause to be delivered its respective Exchanged Shares to the Company for cancellation; and

(b)             the Company shall (i) issue and deliver to each Investor evidence reasonably satisfactory to such Investor of the issuance of the applicable Issued Shares in the name of such Investor by book-entry on the books and records of the Company upon receipt from such Investor of its respective Exchanged Shares for cancellation, and (ii) file the Series B-4 Certificate of Designations with the Secretary of State of the State of Delaware and provide evidence of such filing to the Investors.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date of this Agreement, as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (a) set forth in the SEC Documents (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections or similarly captioned sections of any such filings) and (b) set forth on Exhibit E (the “Disclosure Schedule”) (all such exceptions disclosed in the Disclosure Schedule being numbered to correspond to the applicable Section of this Article II, provided, however, that any such exception shall be deemed to be disclosed with respect to each other representation or warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure):

Section 2.1              Organization and Power.

(a)             The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease its properties and to carry on its business as presently conducted, except (other than with respect to the Company’s valid existence and good standing) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b)             Each of the Company’s Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing (where such concept is recognized under applicable law) under the laws of the jurisdiction of its incorporation or formation (as applicable), except, with respect only to each Subsidiary of the Company that would not constitute a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X (17 C.F.R. Part 210)), where the failure to be so existing and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries has all requisite corporate, limited liability company, partnership or other entity power and authority necessary to own or lease its properties and to carry on its business as presently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2              Authorization, Etc.

(a)             The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Series B-4 Certificate of Designations with the Secretary of State of the State of Delaware and for the due authorization, issuance and delivery of the Issued Shares and the reservation, issuance and delivery of the Conversion Shares (as defined below).

(b)             The authorization, execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby, and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Series B-4 Certificate of Designations and the issuance of the Issued Shares and the Conversion Shares do not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation, Bylaws and Series B-4 Certificate of Designations; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (x) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any material contract, mortgage or credit agreement to which the Company or any of its Subsidiaries is a party; (y) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation; or (z) result in the creation of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a governmental authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws.

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(c)             No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the issuance of the Issued Shares or Conversion Shares. This Agreement has been, and the other agreements contemplated hereby, at the Closing will be, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement and the other agreements contemplated hereby will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the issuance of the Issued Shares (or the Conversion Shares) to the Investors or the Transfer thereof to its Permitted Transferees in accordance with this Agreement, without any further action required on the part of the stockholders of the Company or the Board of Directors.

Section 2.3              Government Approvals. No consent, approval or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, or in connection with the issuance of the Issued Shares and the Conversion Shares, except for (a) the filing of the Series B-4 Certificate of Designations and Certificate of Elimination (as defined below) with the Secretary of State of the State of Delaware; (b) those which have already been made or granted, including the approval of the listing of the Conversion Shares with the Nasdaq Stock Market; (c) the filing of a Form D and current report on Form 8-K with the SEC; and (d) filings with applicable state securities commissions.

Section 2.4              Authorized and Outstanding Stock.

(a)             The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.10 par value per share (“Common Stock”), and 2,000,000 shares of preferred stock, $0.10 per value per share (“Preferred Stock”). Of such Preferred Stock, (i) no shares are designated as Series A Preferred Stock, (ii) no shares are designated as Series A-1 Preferred Stock, (iii) no shares are designated as Series B Preferred Stock, (iv) no shares are designated as Series B-1 Preferred Stock, (v) no shares are designated as Series B-2 Preferred Stock, (vi)  178,180.34 shares are designated as Series B-3 Preferred Stock and (vii) upon the filing of the Series B-4 Certificate of Designations with the Secretary of the State of Delaware, 178,180.34 shares will be designated as Series B-4 Preferred Stock. The Company does not have any other issued and outstanding shares of Preferred Stock. Following the filing of the Certificate of Elimination, no shares of Preferred Stock will be designated as Series B-3 Preferred Stock and all 178,180.34 shares of previously designated shares of Series B-3 Preferred Stock will return to their status as authorized Preferred Stock available for issuance.

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(b)             The Company’s Quarterly Report on Form 10-Q for the three months ended January 31, 2026, as filed with the SEC on March 16, 2026, accurately sets forth as of the dates specified therein (i) the shares of Common Stock issued and outstanding, (ii) the shares of Common Stock held by the Company as treasury shares, (iii) the shares of Common Stock reserved for issuance upon the exercise of outstanding options to purchase Common Stock or in connection with the settlement of outstanding vested or unvested restricted stock units or performance shares awards issued pursuant to the Stock Plans or the vesting of outstanding unvested restricted stock units not issued pursuant to the Stock Plans (assuming, in the case of any awards that are subject to the attainment of performance goals, that applicable performance goals are attained at the maximum level) and (iv) the shares of Common Stock purchased by employees of the Company under the Company’s employee stock purchase plan. As of immediately prior to the date hereof, zero shares of Series A Preferred Stock were issued and outstanding, zero shares of Series A-1 Preferred Stock were issued and outstanding, zero shares of Series B Preferred Stock were issued and outstanding, zero shares of Series B-1 Preferred Stock were issued and outstanding, zero shares of Series B-2 Preferred Stock were issued and outstanding and 178,180.34 shares of Series B-3 Preferred Stock were issued and outstanding. As of June 10, 2026, there are 29,961,431 shares of Common Stock issued and outstanding.

(c)             All of the issued and outstanding shares of Common Stock and Series B-4 Preferred Stock of the Company are, and when issued in accordance with the terms hereof, the Issued Shares will be, duly authorized and validly issued and fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Issued Shares (the “Conversion Shares”) have been reserved for issuance and, when issued upon conversion thereof in accordance with the terms of the Series B-4 Certificate of Designations in accordance with their terms will be validly issued and fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer under applicable law or any contract to which the Company is a party, other than those under applicable state and federal securities and antitakeover laws, this Agreement and the Series B-4 Registration Rights Agreement. When issued in accordance with the terms hereof, the Issued Shares and the Conversion Shares will be free and clear of all liens (other than Permitted Liens).

(d)             Except as otherwise expressly described in this Agreement and the Series B-4 Certificate of Designations (once in effect), and the warrants initially issued to certain lenders under the Existing Credit Agreement: (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company.

Section 2.5              Subsidiaries. The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, other than Permitted Liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

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Section 2.6              Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.5 (Investment Representations), the offer, issuance and exchange of the Issued Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.7              SEC Documents; Financial Information. Since August 1, 2023, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act except, in the case of clause (b), where the failure to file has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in such Financial Statements or the notes thereto and subject, in the case of the unaudited financial statements, to normal and recurring year-end and audit adjustments). There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable law to be disclosed by the Company in its SEC Documents and is not so disclosed. Since July 31, 2025 through the date hereof, no event has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect. The Company and its Subsidiaries do not have any liabilities or obligations that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s most recent consolidated balance sheet included in the SEC Documents, (ii) that were incurred after the date of the Company’s most recent consolidated balance sheet included in the SEC Documents in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated by this Agreement, (iv) that have been discharged or paid prior to the date of this Agreement, or (v) as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 2.8              Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 2.9              Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.

Section 2.10            Litigation. There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11            Compliance with Laws; Permits. The Company and its Subsidiaries are in compliance with all applicable laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits and licenses of governmental authorities that are required to conduct their business as currently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.12            Taxes. The Company and each of its Subsidiaries has filed all Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension) and has timely paid all Taxes required to be paid (whether or not shown as due on a Tax Return), except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not, and it has never been, a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the Internal Revenue Service all statements, if any, that are required under Section 1.897-2(h) of the Treasury Regulations. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. There is no deficiency for any material amount of taxes has been asserted or assessed by any governmental authority in writing against the Company or any Subsidiary, which deficiency has not been paid or resolved. There are no material audit or other proceeding by any governmental authority is currently in progress, pending or threatened in writing against the Company or any Subsidiary with respect to any taxes due from such entities. Neither the Company nor any of its Subsidiaries are currently contesting any material tax liability before any governmental authority.

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Section 2.13            Employee and Labor Matters. Except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents, and (b) each such ERISA Document is in compliance with all applicable requirements of ERISA. None of the Company, its Subsidiaries and their respective directors, officers, employees or agents has engaged in any transaction that would reasonably be expected to subject the Company or any of its Subsidiaries, directly or indirectly, to any tax or civil penalty that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Since January 1, 2023, there have not been any strikes, labor disputes, lockouts, slowdowns or other material labor disputes against the Company or any of its Subsidiaries pending, or to the knowledge of the Company, threatened. To the knowledge of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not give rise to any right of termination or any payment right under any employment or consulting agreement to which the Company or any of its Subsidiaries is a party or any right of renegotiation on the part of any union under any collective bargaining agreement by which the Company or any of its Subsidiaries is bound.

Section 2.14            Environmental Matters. The Company and its Subsidiaries are in compliance with all applicable Requirements of Environmental Law, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received within the past three years any written notice from any Governmental Entity of any violation or alleged violation of any Requirements of Environmental Law in connection with their respective properties, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.15            Registration Rights. Except as provided in this Agreement, the Series B-3 Registration Rights Agreement or the Series B-4 Registration Rights Agreement or disclosed in the SEC Documents (including any prior registration rights agreements), the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

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Section 2.16            Investment Company Act. The Company is not, and immediately after giving effect to the exchange and issuance, as applicable, of the Issued Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.17            Nasdaq. As of the date hereof, the Company’s Common Stock is listed on the Nasdaq Stock Market, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the Nasdaq Stock Market. The Company is in compliance in all material respects with applicable continued listing requirements of the Nasdaq Stock Market.

Section 2.18            Properties. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect, and for Permitted Liens. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and its Subsidiaries exclusively owns, or is validly licensed to use, or otherwise has the valid right to use, all trademarks, tradenames, copyrights, patents and other intellectual property used in, held for use in or necessary to its business as currently conducted free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, except for Permitted Liens, and (ii) neither the use thereof, or the operation of the Company’s and its Subsidiaries businesses, by the Company and each Subsidiary infringes upon, violates or misappropriates (or has infringed upon, violated or misappropriated) the rights of any other Person. No claim or litigation regarding any trademarks, tradenames, copyrights, patents or other intellectual property owned by, used by, or held for use by the Company or its Subsidiaries (including any claims or litigations challenging the validity or enforceability thereof) is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. All (i) trademark and service mark registrations and applications, (ii) patents and patent applications, (iii) copyright registrations and applications, and (iv) domain name registrations, in each case, owned or purported to be owned by the Company or a Subsidiary, is subsisting, valid, and enforceable, except, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable measures to maintain and protect their right, title and interest in all intellectual property owned or purported to be owned by the Company or a Subsidiary, and the Company has maintained the confidentiality of all confidential information and trade secrets in its possession, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

Section 2.19            Privacy and Data Security. Except as would not reasonably be expected to result in a Material Adverse Effect, (a) the Company and its Subsidiaries have established written privacy policies applicable to the collection, use, disclosure, maintenance and transmission of Personal Data, (b) each of the Company and its Subsidiaries is in compliance in all material respects with their written privacy policies, contracts which impose requirements relating to the collection, processing, storage, disclosure, disposal or other handling of Personal Data, any applicable laws relating to privacy, data protection, anti-spam, personal information and similar consumer protection laws, and any applicable industry standards which impose requirements on the collection, processing, storage, disclosure, disposal or other handling of Personal Data (collectively, the “Privacy Requirements”). Except as would not reasonably be expected to result in a Material Adverse Effect, neither the operation by the Company or any of its Subsidiaries of any its websites nor the content thereof or data processed, collected, stored or disseminated by such entity in connection therewith, violates in any material respect any applicable law regarding privacy, data protection, anti-spam, personal information and similar consumer protection laws. Since January 1, 2022, none of the Company nor any of its Subsidiaries has experienced (i) incidents of unauthorized access or other security breaches, including any loss, misuse, damage, unauthorized access, unauthorized disclosure or unauthorized use of any Personal Data, or (ii) any other event that the Company or any of its Subsidiaries required a data breach notice to any Person or Governmental Entity under Privacy Requirements, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the hardware, software, databases, web sites, mobile applications, servers, workstations, routers, hubs, switches, circuits, networks, communications networks, and other information technology owned, licensed, leased or otherwise used, distributed or held for use by the Company or its Subsidiaries (i) have not, within the three (3) years prior to the date of this Agreement, malfunctioned or failed in a manner that resulted in chronic or otherwise material disruptions to the operation of the business of the Company and its Subsidiaries, and (ii) are adequate for the Company’s and its Subsidiaries’ businesses as currently conducted.

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Section 2.20            Insurance. As of the date of this Agreement, the insurance policies of the Company and its Subsidiaries are in full force and effect and all premiums in respect of such insurance have been timely paid except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company believes that the insurance maintained by or on behalf of the Company and the Subsidiaries is in such amounts and against such risks as is (a) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) adequate for the type of business conducted by the Company and its Subsidiaries.

Section 2.21            No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Investors for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.

Section 2.22            Illegal Payments; FCPA Violations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2022, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government Official with the purpose of (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of such Governmental Entity, except, with respect to the foregoing clauses (i) through (iv), as permitted under the U.S. Foreign Corrupt Practices Act or other applicable law; (b) made any illegal contribution to any political party or candidate; (c) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any Person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law.

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Section 2.23            Economic Sanctions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions laws, including applicable laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, as amended, the Iran Freedom and Counter-Proliferation Act of 2012, as amended, and any executive order issued pursuant to any of the foregoing.

Section 2.24            No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering, issuance, and exchange for the Issued Shares, as applicable, to be integrated with prior offerings by the Company for purposes of (i) applicable federal securities laws which would require the registration of any such securities under such laws, or (ii) any applicable shareholder approval provisions of the Nasdaq Stock Market.

Section 2.25            Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

Section 2.26            Accounting. Neither any transaction contemplated herein, issuance, offer and exchange of the Issued Shares, nor any commission or fee contemplated herein or in any other transaction document shall be treated as compensatory for purposes of GAAP.

Section 2.27            No Additional Representations. Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Investors, or any of their Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Investors or any of their Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Investors and their Affiliates to rely on the representations and warranties expressly set forth in this Article II, nor will anything in this Agreement operate to limit any claim by any Investor or any of its respective Affiliates for Fraud.

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Section 2.28            No Reliance on Investor Representations. The Company acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article III, neither the Investors nor any other Person, makes any express or implied representation or warranty with respect to the Investors, their Affiliates or their respective businesses, operations, assets, liabilities, employees, conditions or prospects, and the Company, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties.

Section 2.29            Holding Period. For the purposes of Rule 144 of the Securities Act, the Company hereby acknowledges and agrees that (i) the holding period of the Exchanged Shares (and the shares of Common Stock issued pursuant to the terms of the Exchanged Shares) may be tacked onto the holding period of the Issued Shares received in respect of such Exchanged Shares and (ii) it will not to take a position contrary to clause (i) above.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company as of the date of this Agreement, as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date), as to itself only, that:

Section 3.1              Organization and Power. Each Investor is a limited liability company or a limited partnership, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company, limited partnership or other entity power and authority necessary to own its properties and to carry on its business as presently conducted.

Section 3.2              Authorization, Etc.

(a)             Each Investor has all necessary limited liability company, limited partnership or other entity power and authority and has taken all necessary actions required for the due authorization, execution, delivery and performance by such Investor of this Agreement and the other agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby and thereby.

(b)             The authorization, execution, delivery and performance by each Investor of this Agreement and the other agreements contemplated hereby, and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any organizational documents of such Investor; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the other agreements contemplated hereby: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to such Investor or any material contract to which such Investor is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation.

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(c)             This Agreement has been, and the other agreements contemplated hereby, at the Closing will be, duly executed and delivered by each Investor. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the other agreements contemplated hereby will each be a valid and binding obligation of each Investor enforceable against such Investor in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.3              Government Approvals. No consent, approval, license or authorization of, or filing with, any court or governmental authority is or will be required on the part of each Investor in connection with the execution, delivery and performance by such Investor of this Agreement and the other agreements contemplated hereby, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G to report ownership of the Issued Shares or the Conversion Shares; (c) the filing with the SEC of any filings under Section 16 of the Exchange Act; or (d) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

Section 3.4              Title. Such Investor holds of record and owns beneficially all of the Exchanged Shares set forth opposite the name of such Investor on Exhibit B, free and clear of any liens (other than Permitted Liens).

Section 3.5              Investment Representations.

(a)             Each Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)             Each Investor has been advised by the Company that the Issued Shares have not been registered under the Securities Act, that the Issued Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by each Investor in this Agreement. Each Investor acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

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(c)             Each Investor is acquiring the Issued Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(d)             By reason of its business or financial experience, each Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

(e)             The Company has provided to each Investor all documents and information that such Investor has requested relating to an investment in the Company. Each Investor recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the Issued Shares. Each Investor has carefully considered and has, to the extent it believes such discussion necessary, discussed with such Investor’s professional legal, tax and financial advisers the suitability of and risks relating to an investment in the Company, and each Investor has determined that an investment in the Issued Shares is a suitable investment for such Investor and that it can bear the economic risk of a total loss in respect of such investment. No Investor has relied on the Company for any tax or legal advice in connection with the exchange and issuance, as applicable, of the Issued Shares. In evaluating the suitability of an investment in the Company, no Investor has relied upon any representations or other information relating to the Company (other than the representations and warranties of the Company expressly set forth in Article II).

Section 3.6              No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Investor for any commission, fee or other compensation as a finder or broker because of any act by each Investor.

Section 3.7              No Covered Transaction. No Investor is a Foreign Person within the meaning of 31 C.F.R. § 800.224. No Investor’s direct or indirect participation in the transaction described in this Agreement would cause such transaction to be a “covered transaction” within the meaning of 50 U.S. Code § 4565(a)(4).

Section 3.8              No Additional Representations. Except for the representations and warranties made by the Investors (severally and not jointly) in this Article III, neither the Investors nor any other Person makes any express or implied representation or warranty with respect to the Investors, their Affiliates or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Investors, on behalf of themselves and their respective Affiliates and their respective directors, officers, employees, agents and other representatives, hereby disclaim any such other representations or warranties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Article III, nor will anything in this Agreement operate to limit any claim by the Company and its Affiliates for Fraud.

Section 3.9              No Reliance. Each Investor acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and each Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, each Investor acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and each Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to each Investor or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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ARTICLE IV.

COVENANTS OF THE PARTIES

Section 4.1              Board of Directors. The Investors shall have the right to nominate one director to the Board of Directors (the “Series B-4 Director”) and one observer to the Board of Directors (the “Series B-4 Observer”), in each case, to the extent provided in the Certificate of Designations. In connection with the appointment of the Series B-4 Director to the Board of Directors (to the extent not already a member of the Board of Directors), the Company has entered into an Indemnification Agreement with the Series B-4 Director. For the avoidance of doubt, the Indemnification Agreement shall remain in full force and effect.

Section 4.2              Public Announcement. No later than 4:30 p.m. on June 17, 2026, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by this Agreement, including the Exhibits hereto, and attaching as exhibits any documents related to such transactions as are required by SEC rules and regulations.

Section 4.3              Restrictions on Transfer(a)              .

(a)             Restricted Securities shall not be Transferred except upon satisfaction of the conditions specified in Section 4.4, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any attempted Transfer in violation of this Section 4.3 shall be void ab initio.

(b)            At any time between the Closing Date and the Voting Right Expiration Date, upon reasonable written notice from the Company to the Investors, the Investors will promptly provide the Company with information regarding the amount of the securities of the Company beneficially owned by each such Investor or Affiliates thereof.

(c)             Upon Closing, this Section 4.3 shall supersede and replace Section 4.3 of the Existing Subscription and Exchange Agreement, and Section 4.3 of the Existing Subscription and Exchange Agreement shall be terminated.

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Section 4.4              Restrictive Legends.

(a)             All Issued Shares and Conversion Shares (unless otherwise permitted by the provisions of Section 4.4(c)) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT of 1933, as amended (the “Securities Act”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED AS PERMITTED BY THE EXCHANGE AGREEMENT, DATED AS OF JUNE 14, 2026.”

(b)             In addition, for so long as the Issued Shares or the Conversion Shares are subject to the restrictions set forth in Section 4.3, each certificate representing such shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE EXCHANGE AGREEMENT, DATED AS OF JUNE 14, 2026, BY AND AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH EXCHANGE AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

(c)             Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the applicable Issued Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.4.

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(d)             Prior to any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the applicable Investor shall give written notice to the Company of such Investor’s intention to effect such Transfer (“Transfer Notice”). Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) any other evidence reasonably satisfactory to counsel to the Company, whereupon such Investor shall be entitled to Transfer such Restricted Securities in accordance with the Transfer Notice. Notwithstanding the foregoing, if the applicable Investor gives the Company a representation letter containing such representations as the Company may reasonably request, the Company will not require such legal opinion or such other evidence (A) in a routine sales transaction in compliance with Rule 144 under the Securities Act, or (B) in any transaction in which an Investor that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Investor or its Affiliates for no consideration. Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Sections 4.4(a) and (b), except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of an Investor holding a certificate bearing the first such restrictive legend and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall, within two (2) Business Days of the request, remove the first such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act. If an Investor holds a certificate bearing the second restrictive legend, upon the written request of such Investor, the Company shall remove such restrictive legend from such certificate when the provisions of Section 4.3 are no longer applicable to the applicable shares represented by such certificate.

Section 4.5              Access to Information. Until the date no Series B-4 Preferred Stock remains outstanding, the Company shall (a) afford to any member of the Investor Group (as defined below), access during normal business hours and upon reasonable advance notice to the Company’s properties, books and records and contracts; (b) make available to any member of the Investor Group copies of all such contracts, books and records and other existing documents and data in the Company’s possession or control as such member of the Investor Group may reasonably request; and (c) make available to any member of the Investor Group during normal business hours and upon reasonable advance notice the appropriate management personnel of the Company (and the Company shall use commercially reasonable efforts to cause its attorneys, accountants and other professionals to be made available to the Investor Group) for discussion of the business and personnel as the Investor may reasonably request, in each case so long as such access does not reasonably interfere with the operations of the Company or its business; provided, however, that nothing in this Section 4.5 shall require the Company to provide access to or furnish to any member of the Investor Group any information or materials if such access or disclosure would jeopardize the attorney-client privilege of the Company with respect to such information or materials or violate any Laws to which the Company is subject.

Section 4.6              Financial Statements and Other Information.

(a)             If between the Closing Date and the Voting Right Expiration Date, the Common Stock is deregistered under the Exchange Act and the Company is no longer required to file periodic reports with the SEC, until the Voting Right Expiration Date, the Company shall deliver to each of the Investors:

(i)             as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, its audited consolidated (and unaudited consolidating) balance sheet and audited consolidated (and unaudited consolidating) statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP consistently applied and accompanied by a narrative management’s discussion and analysis report describing the financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries; and

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(ii)             as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated and consolidating balance sheet and unaudited consolidated and consolidating statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Company (or equivalent) as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and reduced footnote disclosures, and accompanied by a narrative management’s discussion and analysis report describing the financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries;

(b)             Notwithstanding the foregoing, financial statements and other reports required to be delivered pursuant to this Section 4.6 filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Investors on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(c)             Between the Closing Date and the Voting Right Expiration Date, the Investors or their representatives shall have the reasonable right to consult from time to time, but not more frequently than once per quarter, with the senior officers of the Company at its principal place of business or virtually (as determined by the Company) regarding operating and financial matters of the Company; provided that the exercise of such right does not materially interfere with the operations of the business of the Company and its Subsidiaries.

Section 4.7              Consent to the Transactions.

(a)             Each Investor hereby irrevocably and unconditionally consents to and approves, in each case, in accordance with Section 9(b) of the Company’s Certificate of Designations of the Series B-3 Convertible Preferred Stock (the “Series B-3 Certificate of Designations”), the Securities Purchase Agreement and the Ancillary Agreements to which the Company is a party and the transactions contemplated by the Securities Purchase Agreement and the Ancillary Agreements (collectively, the “Transactions”). The Company acknowledges that the consent granted hereunder shall not apply to any amendment, supplement, modification or waiver of any provision of the Securities Purchase Agreement in such manner that would reasonably be expected to be adverse in any material respect to the interests of the Magnetar Investors or any of their Affiliates, including, but not limited to, (i) a decrease of the Final Aggregate Closing Consideration (as defined in the Securities Purchase Agreement) in any material respect (it being understood and agreed that the resolution of any purchase price adjustment pursuant to Section 2.4 of the Securities Purchase Agreement shall not be deemed an amendment, supplement, modification or waiver that requires the consent of the Investors) or a change to the Securities Purchase Agreement to permit the payment of the Estimated Aggregate Closing Consideration or the Positive Purchase Price Adjustment Amount (each, as defined in the Securities Purchase Agreement) in a form other than cash or (ii) imposing any obligations with regard to shares of Preferred Stock or debt securities of the Company held by the Magnetar Investors or any of their Affiliates in a manner that would reasonably be expected to be adverse in any material respect to Magnetar Investors or any of their Affiliates, such as any consent rights for the Buyer with regard to contracts to which the Magnetar Investors or any of their Affiliates are parties governing the rights or obligations of such shares or debt securities, unless such amendment, supplement, modification or waiver has obtained the affirmative vote or written consent of the Magnetar Investors.

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(b)             Without limiting the generality of the other covenants and agreements of the Investors under this Agreement (including Section 4.7(a)), and notwithstanding anything to the contrary in the Series B-3 Certificate of Designations, each Investor, on behalf of itself and its past, present, and future representatives and Affiliates and their respective successors, heirs and assigns (the “Investor Related Parties”), hereby acknowledges and agrees that the consummation of the Transactions shall not constitute, or result in the occurrence of, a “Change of Control”, an “Asset Sale Trigger”, or the acceleration of the “Optional Repurchase Trigger Date”, each for all purposes of, and as defined in, the Series B-3 Certificate of Designations, and irrevocably waives (A) any liquidation or other event in respect of the Transactions pursuant to Section 6 of the Series B-3 Certificate of Designations, and (B) any rights to repayment or repurchase of the shares of Series B-3 Preferred Stock owned or controlled by it or any of its Investor Related Parties (the “Subject Company Shares”) in connection with the Transactions, including in respect of any “Asset Sale Put Rights”, “Optional Repurchase Rights” or “Asset Sale Call Rights” pursuant to Section 7 or Section 8 of the Series B-3 Certificate of Designations.

(c)             For the avoidance of doubt, the foregoing commitments in this Section 4.7 apply to any Subject Company Shares held by any trust, limited partnership or other entity directly or indirectly holding Subject Company Shares over which the applicable Investor exercises direct or indirect voting control.

(d)             Each Investor acknowledges and agrees that the Company is entering into the Securities Purchase Agreement in reliance upon such Investor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with the agreements, covenants and obligations applicable to the Investor contained in this Agreement (including this Section 4.7) and but for such Investor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, the agreements, covenants and obligations applicable to such Investor contained in this Agreement (including this Section 4.7), the Company would not have entered into the Securities Purchase Agreement or agreed to consummate the Transactions. The consent, agreement and waiver set forth in this Section 4.7 shall be effective as of the date of this Agreement.

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Section 4.8              Information; Confidentiality.

(a)             The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors and employees to not, and shall direct and use commercially reasonable efforts to cause its attorneys, representatives and agents to not, provide any Investor or their Affiliates (excluding the Investors’ designee serving on the Board of Directors of the Company) with any material non-public information under U.S. federal securities laws regarding the Company or any of its Subsidiaries if not specifically requested by such Investor or without the express prior consent of such Investor; provided that the Company shall have the ability to cure any inadvertent disclosure of material non-public information prohibited by this Section 4.8(a) by promptly making a public disclosure thereof.

(b)             Until the one year anniversary following the Voting Right Expiration Date, the Investors shall, and shall cause their respective Affiliates and Representatives who actually receive Confidential Information to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement or in connection with the transactions contemplated hereby (“Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investors’ investment in the Company made pursuant to this Agreement; provided that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by an Investor or its Affiliates or their respective Representatives, (b) was or becomes available to an Investor or its Affiliates or their respective Representatives from a source other than the Company or its Representatives; provided that such source is reasonably believed by such Investor or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of an Investor or its Affiliates or their respective Representatives from a source other than the Company or any of its Subsidiaries or any of their respective Representatives, (d) was independently developed by an Investor or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information; provided that the Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any Affiliate, partner, member, limited partners, prospective partners or co-investors, or related investment fund of an Investor and its Affiliates and their respective directors, officers, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (iii) as may be reasonably determined by the Investor to be necessary in connection with the Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company, or (iv) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any Person to whom an Investor may disclose Confidential Information pursuant to clauses (i) and (ii) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 4.8, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company, and (y) that such Investor takes commercially reasonable steps (at the Company’s sole expense) to minimize the extent of any required disclosure described in clause (iv) of the preceding proviso.

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Section 4.9              Warrants. In the event of (a) an Optional Repurchase in connection with an Asset Sale Trigger, on each applicable Optional Repurchase Date, or (b) the consummation of each repurchase pursuant to an exercise of the Asset Sale Call Right (the “Optional Call Date”), the Company agrees to issue to each Investor whose shares of Series B-4 Preferred Stock were redeemed pursuant to the Optional Repurchase or consummation of the repurchase pursuant to such Asset Sale Call Right, in each case, a warrant to purchase Common Stock in the form attached hereto as Exhibit F (each individually a “Warrant” and collectively the “Warrants”) representing the right of such Investor to acquire for a term of five (5) years and six (6) months from such issuance an initial amount of Common Stock representing the quotient of (x) the aggregate Liquidation Preference of shares of Series B-4 Preferred Stock repurchased by the Company divided by (y) the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments as set forth in the Warrant, and with an initial exercise price equal to the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments set forth in the Warrant.

Section 4.10            Elimination of Series B-3 Certificate of Designations. Promptly following the Closing, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”) with respect to the Series B-3 Certificate of Designations, and take such additional action as may be necessary to cancel the Series B-3 Certificate of Designations and otherwise terminate the authority of the Company to issue additional shares of, and retire, the Series B-3 Preferred Stock. For the avoidance of doubt, the Series B-3 Certificate of Designations shall remain in full force and effect through and including the Closing Date, and the holders of Series B-3 Preferred Stock shall continue to be entitled to all rights, powers, preferences, and privileges set forth therein until the consummation of the Closing.

Section 4.11            Termination of Prior Voting Agreement and Series B-3 Registration Rights Agreement. Each Investor to the extent a party to (i) a Voting Agreement dated as of March 3, 2025 by and between or among the Company and such Investor or group of affiliated Investors, as applicable (each, a “Prior Voting Agreement”) and/or (ii) the Series B-3 Registration Rights Agreement, severally and not jointly with any other Investor, hereby agrees with the Company that effective as of the Closing, the Prior Voting Agreement and/or the Series B-3 Registration Rights Agreement to which it is a party, including all rights and obligations thereunder, shall terminate and be of no further force or effect in its entirety without further action required by any of the parties thereto and notwithstanding Section 2 of the Prior Voting Agreement, Section 5.1 of the Series B-3 Registration Rights Agreement, or anything else to the contrary in such Prior Voting Agreement or Series B-3 Registration Rights Agreement.

Section 4.12            Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

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ARTICLE V.

Conditions to closing

Section 5.1              Conditions to the Obligations of the Company and the Investors. The respective obligations of each of the Company and the Investors to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date, as applicable, of the following condition:

(a)             the Permitted Disposition contemplated by the Securities Purchase Agreement shall have been consummated, or shall be consummated substantially simultaneously with the Closing, no later than the Outside Date.

ARTICLE VI.

MISCELLANEOUS

Section 6.1              Survival. Except in the case of Fraud, the representations and warranties of the parties contained in Article II and Article III hereof made at the Closing shall survive for twelve (12) months following the Closing. All covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Section 6.2              Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.3              Governing Law.

(a)             This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)             Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

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(c)             Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d)             Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such Person.

(e)             Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.4              Entire Agreement; No Third Party Beneficiary; Reclassification. This Agreement, the Series B-4 Certificate of Designations, the Series B-4 Voting Agreements, and the Series B-4 Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder. The exchange and the issuance, as applicable, of the Issued Shares constitute a reclassification within the meaning of Rule 16b-7 promulgated under the Exchange Act.

For the avoidance of doubt, the Series B-3 Certificate of Designations, the Prior Voting Agreement and the Series B-3 Registration Rights Agreement shall remain in full force and effect through and including the Closing Date, and the holders of Series B-3 Preferred Stock shall continue to be entitled to all rights, powers, preferences, and privileges set forth therein until the consummation of the Closing.

Section 6.5              Expenses. Except as otherwise expressly provided herein or in any other transaction document, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such fees, costs and expenses; provided, that at the Closing, the Company shall reimburse each of the Investors, or their Affiliates, for expenses relating to the transactions contemplated hereby and other transactions between the Company and the Investors or their Affiliates.

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Section 6.6              Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Comtech Telecommunications Corp.
305 N 54th Street

Chandler, Arizona 85226

E-mail: don.walther@comtech.com

Attention: Don Walther

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019
E-mail: steven.suzzan@nortonrosefulbright.com
Attention: Steven I. Suzzan

If to the Investors, to the address set forth on the signature pages hereto with a copy (which shall not constitute notice) to:

Counsel to the Magnetar Investors:

Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, NY 10019-6099
E-mail:  ehalperin@willkie.com; sewen@willkie.com
Attention: Eric Halperin; Sean Ewen

Counsel to the White Hat Investors:

McDermott Will & Schulte LLP

919 Third Avenue
New York, NY 10022
E-mail: eklein@mcdermottlaw.com
Attention: Eleazer Klein

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Section 6.7              Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned in connection with a Transfer to a Permitted Transferee pursuant to Section 4.3, subject to the terms set forth therein. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.8              Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.9              Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.10            Interpretation; Absence of Presumption.

(a)             For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b)             With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 6.11            Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

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Section 6.12            Specific Performance. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13            Corporate Opportunities. Subject to the proviso set forth in the penultimate sentence of this Section 6.13, the Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Investors or their Affiliates, portfolio companies and Representatives, including the Series B-4 Director and the Series B-4 Observer (the “Investor Group”): (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments; and (v) may or will, as a result of or arising from the matters referenced in this Section 6.13, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), (c) acknowledges and affirms that no member of Investor Group, including the Series B-4 Director and the Series B-4 Observer, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Investor Group may pursue a Renounced Business Opportunity and (d) waives any claim against the Investor Group and each member thereof in connection with the foregoing, except, in the case of the foregoing clauses (b), (c) and (d), in the case of the Series B-4 Director, for any such opportunity expressly offered to the Series B-4 Director solely in his or her capacity as a director of the Company. The Company agrees that in the event that the Investor Group or any member thereof acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Investor Group and (y) the Company or its Subsidiaries, a member of the Investor Group shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries, except in the case of the Series B-4 Director, for any such opportunity expressly offered to the Series B-4 Director solely in his or her capacity as a director of the Company. To the fullest extent permitted by applicable law and except as set forth in this Section 6.13, the Company hereby waives any claim against the Investor Group and each member thereof that such member or the Investor Group is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that the Investor Group or such member of the Investor Group (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company.

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Section 6.14            Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, (i) each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Investor will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall reasonably coordinate with the party whose consent is required with respect to any such news release or public disclosure, and (ii) each Investor shall not make any news releases and other public information disclosures with respect to the Securities Purchase Agreement or the Transactions without first consulting with the Company, and, in each case, also receiving the Company’s consent (which shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, this Section 6.14 shall not apply to any press release or other public statement made by the Company or an Investor (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement, (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Transferees or (c) is made in accordance with Section 13(d) or Section 16 of the Exchange Act and the rules promulgated thereunder.

Section 6.15            Indemnification. In consideration of each Investor’s execution and delivery of this Agreement, and acquiring the applicable Issued Shares and, upon conversion of any Issued Shares, the Conversion Shares (collectively, the “Shares”), and without limiting any of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their shareholders, partners, affiliates, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents, managers, advisors or other representatives (including, without limitation, Magnetar Capital LLC and White Hat Capital Partners LP) and all of their respective shareholders, partners, affiliates, members, officers, directors and employees (collectively, the “Indemnitees” and each, an “Indemnitee”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees (including requests for plaintiffs’ attorneys’ fee), liabilities and damages, and reasonable and documented out-of-pocket expenses in connection herewith or in connection with the transactions contemplated hereby (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, arising out of, or relating to any cause of action, suit, claim, subpoena or other discovery request (and any appeals therefrom) brought or made against such Indemnitee, the Company or any of its affiliates (including any officers or directors of the Company or its affiliates) and arising out of, resulting from, or relating to the acquisition of the Shares, to the extent permitted under applicable law, and except for any claim asserted by the Company (other than a derivative action brought on behalf of the Company) or any claim asserted by any Indemnitee against any other Indemnitee. The Company shall not be liable for any settlement of any pending or threatened action or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall have the right to settle any pending or threatened action or proceeding in respect of which indemnity has been sought hereunder without the consent of any Indemnitee so long as any and all monetary payments in connection therewith are paid by the Company and such settlement (i) includes a provision unconditionally releasing the applicable Indemnitees from liability in respect thereof and (ii) contains no admission of liability on behalf of any Indemnitee in respect thereof.

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Section 6.16            Termination. This Agreement may, by written notice given before or at the Closing, be terminated by mutual consent of the Company and the Investors. This Agreement shall be terminated automatically with no further action required on the part of the Company or the Investors in the event that the Securities Purchase Agreement is terminated in accordance with its terms. If this Agreement is terminated pursuant to this Section 6.16, this Agreement and all rights and obligations of the parties under this Agreement automatically end without liability against any party or its Affiliate, except that Sections 4.7, 6.3, 6.5, 6.10, 6.14, 6.15 and 6.16 will remain in full force and survive any termination of this Agreement.

(The next page is the signature page)

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The parties have caused this Agreement to be executed as of the date first written above.

COMPANY

Comtech Telecommunications Corp.

By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer

[Signature Page to Exchange Agreement]

INVESTORS

MAGNETAR STRUCTURED CREDIT FUND, LP
By:	Magnetar Financial LLC, its general partner

By:	/s/ Lavonne Harris
Name: Lavonne Harris
Title: Chief Financial Officer – Funds

MAGNETAR LONGHORN FUND LP
By:	Magnetar Financial LLC, its investment manager

By:	/s/ Lavonne Harris
Name: Lavonne Harris
Title: Chief Financial Officer – Funds

PURPOSE ALTERNATIVE CREDIT FUND - F LLC
By:	Magnetar Financial LLC, its investment manager

By:	/s/ Lavonne Harris
Name: Lavonne Harris
Title: Chief Financial Officer – Funds

PURPOSE ALTERNATIVE CREDIT FUND - T LLC
By:	Magnetar Financial LLC, its manager

By:	/s/ Lavonne Harris
Name: Lavonne Harris
Title: Chief Financial Officer – Funds

[Signature Page to Exchange Agreement]

MAGNETAR LAKE CREDIT FUND LLC
By:	Magnetar Financial LLC, its manager

By:	/s/ Lavonne Harris
Name: Lavonne Harris
Title: Chief Financial Officer – Funds

MAGNETAR ALPHA STAR FUND LLC
By:	Magnetar Financial LLC, its manager

By:	/s/ Lavonne Harris
Name: Lavonne Harris
Title: Chief Financial Officer – Funds

MAGNETAR CAPITAL FUND II LP
By:	Magnetar Financial LLC, its investment manager

By:	/s/ Lavonne Harris
Name: Lavonne Harris
Title: Chief Financial Officer – Funds

[Signature Page to Exchange Agreement]

White Hat Strategic Partners LP
By:	White Hat SP GP LLC, its General Partner

By:	/s/ Mark Quinlan
	Name:	Mark Quinlan
	Title:	Managing Member

White Hat Strategic Partners II LP
By:	White Hat SP GP II LLC, its General Partner

By:	/s/ Mark Quinlan
	Name:	Mark Quinlan
	Title:	Managing Member

[Signature Page to Exchange Agreement]

EXHIBIT A
DEFINED TERMS

1.              The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Ancillary Agreements” means, collectively, the Escrow Agreement, the Government Contract Transition Agreement, if applicable in accordance with Section 6.12(b) of the Securities Purchase Agreement, the Transition Services Agreement and the IP and IT Assignment Agreement, in each case, as defined in the Securities Purchase Agreement.

“Asset Sale Call Right” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“Asset Sale Trigger” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of September 26, 2017, as the same may be further amended, supplemented or restated.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 18, 2006, as the same may be further amended, supplemented or restated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” (including its correlative meanings “under common Control with,” “Controlled by” and “Controlling”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Price” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“DGCL” means the General Corporation Law of the State of Delaware (as amended from time to time).

A-1

“Dividend” has the meaning set forth in the Series B-3 Certificate of Designations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Documents” means all material “employment benefit plans” as defined in Section 3(3) of ERISA that are maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees and with respect to which the Company or its Subsidiaries have any liability.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“Fraud” means actual, not constructive, common law fraud (under the laws of the State of Delaware), committed with scienter, in the making of the representations and warranties expressly given in this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Government Official” means any officer or employee of a foreign governmental authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign governmental authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other Government Official, authority or instrumentality.

“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” by any applicable law, rule, regulation or order described in the definition of “Requirements of Environmental Law,” including petroleum and any fraction thereof, and any radioactive materials and waste.

“Indemnification Agreement” means the Indemnification Agreement between the Company and the Series B-3 Director (whom, following the Closing, shall be the Series B-4 Director) dated as of December 17, 2024.

“Investment Company Act” mean the Investment Company Act of 1940, as amended.

A-2

“Liquidation Preference” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“Magnetar Investors” means Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund - T LLC, Magnetar Lake Credit Fund LLC, Magnetar Alpha Star Fund LLC and Magnetar Capital Fund II LP.

“Material Adverse Effect” means a material adverse effect upon the financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any such effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change, development, occurrence or event affecting the industry in which the Company and its Subsidiaries operate; (b) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States or elsewhere in the world; (c) political conditions, including the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, political action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (d) any conditions resulting from the existence, occurrence, continuation or worsening of any force majeure events, including any earthquakes, floods, hurricanes, tornadoes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (e) changes in any law, rule, regulation or GAAP; (f) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (g) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (h) the announcement, execution or delivery of this Agreement or the Securities Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the Securities Purchase Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors or any other third Person; (i) any actions taken by, or at the written request of, the Investors; and (j) any action, suit or proceeding arising from allegations of breach of fiduciary duty or otherwise relating to this Agreement or the transactions contemplated hereby by any stockholder of the Company; provided, that any of the matters described in clauses (a), (b) or (c), will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred to the extent that such matter disproportionately and adversely affects the Company and its Subsidiaries, taken as a whole, as compared with other companies operating in the industry in which the Company and its Subsidiaries operate.

A-3

“Optional Repurchase” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“Optional Repurchase Date” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“Outside Date” means June 14, 2027; provided that if the Outside Date (as defined in the Securities Purchase Agreement) is extended pursuant to the final proviso set forth in Section 8.1(e) of the Securities Purchase Agreement or the final proviso set forth in Section 8.1(f) of the Securities Purchase Agreement, the Outside Date herein shall also extend but, in any event, to no later than September 12, 2027.

“Permitted Liens” means any liens incurred by the Investors or their respective Affiliates, restrictions arising under applicable federal and state securities laws, or restrictions imposed by this Agreement, the Series B-4 Certificate of Designations or the Series B-4 Registration Rights Agreement.

“Permitted Transferee” means (i) any investment fund, investment vehicle or account Controlled by any Investor or any Affiliate thereof, or (ii) any shareholder, limited partner, limited liability company member, other equityholder or Affiliate of any Investor or any such investment fund, investment vehicle or account thereof as a result of any distribution.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Personal Data” has the same meaning as “personal data,” “personal information,” or other analogous terms under Privacy Requirements, including information that allows the identification of a natural person or any data that, if it were subject to unauthorized access, would require notification under Privacy Requirements to the data subject.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors and direct or indirect members or partners or Affiliates of the foregoing.

“Requirements of Environmental Law” means all requirements imposed by any law, rule, regulation, or order of any governmental authority which relate to (a) the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Substance, or (d) health and safety matters.

A-4

“Restricted Securities” means any equity security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such equity security will cease to be a Restricted Security upon the earliest to occur of the following events:

(a)	such equity security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)	such equity security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such equity security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)	(i) such equity security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that such equity security is eligible for resale pursuant to clause (i) and the holder or beneficial owner of such equity security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC on or after January 1, 2021.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the preferred stock of the Company titled “Series A Convertible Preferred Stock,” par value $0.10 per share.

“Series A-1 Preferred Stock” means the preferred stock of the Company titled “Series A-1 Convertible Preferred Stock,” par value $0.10 per share.

“Series B Preferred Stock” means the preferred stock of the Company titled “Series B Convertible Preferred Stock,” par value $0.10 per share.

“Series B-1 Preferred Stock” means the preferred stock of the Company titled “Series B-1 Convertible Preferred Stock,” par value $0.10 per share.

A-5

“Series B-2 Preferred Stock” means the preferred stock of the Company titled “Series B-2 Convertible Preferred Stock,” par value $0.10 per share.

“Series B-3 Preferred Stock” means the preferred stock of the Company titled “Series B-3 Convertible Preferred Stock,” par value $0.10 per share.

“Series B-3 Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and the Investors, dated as of March 3, 2025.

“Series B-4 Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and the Investors, in the form attached to the Agreement as Exhibit D.

“Series B-4 Voting Agreement” means the separate Voting Agreements by and between the Company and each of the Investors, in the form attached to the Agreement as Exhibit G.

“Stock Plans” means the Company’s 2023 Equity and Incentive Plan, as amended and/or restated from time to time, and 2001 Employee Stock Purchase Plan, as amended and/or restated from time to time.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Tax” and “Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, franchise, property, sales, withholding, payroll and employment taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Transfer” means, with respect to the applicable securities, any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition of such securities by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings, but excluding any conversion or exchange of securities in connection with a merger or other business combination involving the Company) or (b) grant of any option, warrant or other right to purchase such securities. The term “Transferred” shall have a correlative meaning.

A-6

“Voting Right Expiration Date” has the meaning set forth in the Series B-3 Certificate of Designations and, following the Closing, the meaning set forth in the Series B-4 Certificate of Designations.

“White Hat Investors” means White Hat Strategic Partners LP and White Hat Strategic Partners II LP.

2.              The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
2021 Exchange Shares	Recitals
2024 Exchange Shares	Recitals
Additional Shares	Recitals
Additional Series B Shares	Recitals
Additional Series B-1 Shares	Recitals
Additional October 2024 Series B-2 Shares	Recitals
Agreement	Preamble
Applicable Matters	6.3(b)
Buyer	Recitals
Certificate of Elimination	4.10
Chosen Court	6.3(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Confidential Information	4.8(b)
Conversion Shares	2.4(c)
Disclosure Schedule	Article II
Exchange	Recitals
Exchanged Additional Series B-1 Shares	Recitals
Exchanged January 2024 Additional Series B-2 Shares	Recitals
Exchanged January 2024 Additional Series B-3 Shares	Recitals
Exchanged June 2024 Additional Series B-2 Shares	Recitals
Exchanged January 2024 Additional Series B-3 Shares	Recitals
Exchanged October 2024 Additional Series B-3 Shares	Recitals
Exchanged Shares	Recitals
Exchanged Series B Shares	Recitals

A-7

Term	Section
Exchanged Series B-1 Shares	Recitals
Exchanged Series B-2 Shares	Recitals
Exchanged Series B-3 Shares	Recitals
Existing Subscription and Exchange Agreement	Recitals
Financial Statements	2.7
Indemnified Liabilities	6.15
Indemnitees	6.15
Investor	Preamble
Investor Group	6.13
Investor Related Parties	4.7(b)
Issued Shares	Recitals
January 2024 Additional Shares	Recitals
June 2024 Additional Shares	Recitals
March 2025 Additional Series B-3 Shares	Recitals
March 2025 Additional Shares	Recitals
October 2024 Additional Shares	Recitals
Optional Call Date	4.9
Other Investments	6.13
Permitted Disposition	Recitals
Preferred Stock	2.4(a)
Prior Voting Agreement	4.11
Privacy Requirements	2.19
Purchased Series B Shares	Recitals
Purchased Series B-1 Shares	Recitals
Purchased Series B-2 Shares	Recitals
Purchased Series B-3 Shares	Recitals
Renounced Business Opportunity	6.13
Securities Purchase Agreement	Recitals
Seller(s)	Recitals
Series B-3 Certificate of Designations	4.7(a)
Series B-4 Certificate of Designations	1.1
Series B-4 Director	4.1
Series B-4 Observer	4.1
Series B-4 Preferred Stock	Recitals
Shares	6.15
Subject Company Shares	4.7(b)
Transactions	4.7(a)
Transfer Notice	4.4(d)
Warrant	4.9
Warrants	4.9

A-8

Exhibit B

Investors

Investor	2024 Exchange Shares	2021 Exchange Shares	January 2024 Additional Shares	June 2024 Additional Shares	October 2024 Additional Shares	March 2025 Additional Shares	Issued Shares
Magnetar Structured Credit Fund, LP	10,580.70	25,551.25	1,438.79	1,290.46	777.22	792.77	40,431.19
Magnetar Longhorn Fund LP	6,138.60	5,647.19	469.32	420.93	253.52	258.59	13,188.15
Purpose Alternative Credit Fund - F LLC	3,178.50	17,589.63	827.00	741.74	446.74	455.67	23,239.28
Purpose Alternative Credit Fund - T LLC	510.90	2,777.31	130.94	117.44	70.73	72.15	3,679.47
Magnetar Lake Credit Fund LLC	5,678.40	41,011.60	1,859.22	1,667.53	1,004.33	1,024.42	52,245.50
Magnetar Alpha Star Fund LLC	11,961.30	-	476.30	427.20	257.30	262.44	13,384.54
Magnetar Capital Fund II LP	951.60	-	37.89	33.99	20.47	20.88	1,064.83
White Hat Strategic Partners LP	-	23,144.24	127.49	799.32	481.41	23.70	24,576.16
White Hat Strategic Partners II LP	6,000.00	-	33.05	207.22	124.81	6.14	6,371.22
Total:	45,000.00	115,721.22	5,400.00	5,705.83	3,436.53	2,916.76	178,180.34

B-1

Exhibit C

Form of Series B-4 Certificate of Designations

C-1

Form of Comtech Telecommunications Corp.
Certificate of Designations

Series B-4 Convertible Preferred Stock
[•]

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1

SECTION 2.	RULES OF CONSTRUCTION	16

SECTION 3.	THE CONVERTIBLE PREFERRED STOCK	17

(a)	Designation; Par Value	17
(b)	Number of Authorized Shares	17
(c)	Form, Dating and Denominations	17
(d)	Method of Payment; Delay When Payment Date is Not a Business Day; Withholding	18
(e)	Transfer Agent; Register	19
(f)	Legends	19
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	20
(h)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or Repurchased	21
(i)	Status of Retired Shares	22
(j)	Replacement Certificates	22
(k)	Registered Holders	22
(l)	Cancellation	22
(m)	Shares Held by the Company or its Affiliates	22
(n)	Outstanding Shares	22
(o)	Notations and Exchanges	23
(p)	CUSIP and ISIN Numbers	23

SECTION 4.	RANKING	24

SECTION 5.	DIVIDENDS	24

(a)	Generally	24
(b)	Participating Dividends	26
(c)	Treatment of Dividends Upon Repurchase or Conversion	26

SECTION 6.	RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP	27

(a)	Generally	27
(b)	Merger, Consolidation and Sale of Assets Deemed Not to Be a Liquidation	27

SECTION 7.	CHANGE OF CONTROL	28

(a)	Change of Control Notice	28
(b)	Withdrawal of Change of Control Notice	28
(c)	Optional Repurchase or Conversion Right in Connection with a Change of Control	28
(d)	Asset Sale Put Right	29
(e)	Asset Sale Call Right	30
(f)	Payments Upon Change of Control	31

SECTION 8.	OPTIONAL REPURCHASE RIGHT OF THE HOLDERS	32

(a)	Optional Repurchase Right	32
(b)	Optional Repurchase Right in Connection with a Change of Control	32

i

(c)	Asset Sale Trigger Repurchase	33
(d)	Change in Dividend Rate Following Default	33
(e)	Optional Repurchase Date	34
(f)	Optional Repurchase Price	34
(g)	Procedures to Exercise the Optional Repurchase Right	35
(h)	Payment of the Optional Repurchase Price	35

SECTION 9.	DIRECTOR NOMINATION RIGHT; VOTING RIGHTS; BOARD OBSERVATION RIGHTS	36

(a)	Right to Nominate Director	36
(b)	Voting and Consent Rights with Respect to Specified Matters	37
(c)	Right to Vote with Holders of Common Stock on an As-Converted Basis	40
(d)	Procedures for Voting and Consents	40
(e)	Board Observation Rights	41

SECTION 10.	CONVERSION	42

(a)	Generally	42
(b)	Conversion at the Option of the Holders	42
(c)	Mandatory Conversion at the Company’s Election	42
(d)	Conversion Procedures	44
(e)	Settlement upon Conversion	45
(f)	Conversion Price Adjustments	45
(g)	Limitation on Conversion Right	49
(h)	Effect of Common Stock Change Event	51

SECTION 11.	CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK	52

(a)	Equitable Adjustments to Prices	53
(b)	Reservation of Shares of Common Stock	53
(c)	Status of Shares of Common Stock	53
(d)	Taxes Upon Issuance of Common Stock	53

SECTION 12.	CALCULATIONS	53

(a)	Responsibility; Schedule of Calculations	53
(b)	Calculations Aggregated for Each Holder	54

SECTION 13.	TAX TREATMENT	54

SECTION 14.	NOTICES	54

SECTION 15.	NO OTHER RIGHTS	54

Exhibits

ii

Certificate of Designations
Series B-4 Convertible Preferred Stock

Comtech Telecommunications Corp., a Delaware corporation (the “Company”), does hereby certify the following:

On [•], the Board of Directors of the Company (the “Board of Directors”) adopted the following resolutions, designating and creating, out of the Two Million (2,000,000) authorized and One Million Eight Hundred Twenty-One Thousand Eight Hundred and Nineteen and Sixty-Six Hundredths (1,821,819.66) unissued shares of preferred stock of the Company, One Hundred Seventy-Eight Thousand One Hundred Eighty and Thirty Four Hundredths (178,180.34) authorized shares having a par value of $0.10 per share of a series of preferred stock of the Company titled the “Series B-4 Convertible Preferred Stock”:

NOW, THEREFORE, IT BE RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series B-4 Convertible Preferred Stock,” and having a par value of $0.10 per share and an initial number of authorized shares equal to One Hundred Seventy-Eight Thousand One Hundred Eighty and Thirty Four Hundredths (178,180.34), is hereby designated and created out of the Two Million (2,000,000) authorized and One Million Eight Hundred Twenty-One Thousand Eight Hundred and Nineteen and Sixty-Six Hundredths (1,821,819.66) unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

SECTION 1.          DEFINITIONS.

“Acquisition” means the acquisition of any Person (including any division thereof) or business, or all, substantially all or a material portion of the assets of a Person, whether through the acquisition of assets, joint venture, equity acquisition, merger, consolidation or otherwise.

“Additional Shares” shall have the meaning set forth in the Exchange Agreement.

“Adjusted Date” means April 30, 2027, provided that in the event a CA Satisfaction occurs within ninety (90) days of April 30, 2027, the Adjusted Date shall be the ninetieth (90th) date immediately following the occurrence of such CA Satisfaction.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Asset Sale” has the meaning set forth in Section 9(b)(i)(8).

“Asset Sale Call Purchase Price” means the cash price payable by the Company to redeem any share of Convertible Preferred Stock upon the consummation of a repurchase pursuant to an exercise of the Asset Sale Call Right, calculated pursuant to Section 7(e)(iv).

“Asset Sale Call Notice” means a notice containing the information, or otherwise complying with the requirements, set forth in Section 7(e)(ii).

“Asset Sale Maximum Redemption Amount” means (i) in connection with the first exercise of the Asset Sale Put Right after the Initial Asset Sale Trigger has occurred, an amount of Convertible Preferred Stock with an aggregate Optional Repurchase Price equal to 75% of the difference of (A) the Asset Sale Net Proceeds minus (B) the Asset Sale Trigger Amount, in each case, measured as of such exercise date and (ii) in connection with any subsequent exercise of the Asset Sale Put Right, an amount of Convertible Preferred Stock with an aggregate Optional Repurchase Price equal to 75% of any incremental Asset Sale Net Proceeds that have been received since the immediately preceding exercise of the Asset Sale Put Right.

“Asset Sale Net Proceeds” means with respect to any Asset Sale, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of the Company or any of its Subsidiaries, in connection therewith after deducting therefrom only (i) reasonable and documented fees, commissions, and expenses related thereto and required to be paid by the Company or any of its Subsidiaries, as applicable, in connection with such Asset Sale and (ii) taxes paid or payable to any taxing authorities by the Company or any of its Subsidiaries, as applicable, in connection with such Asset Sale, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of the Company or any of its Subsidiaries, as applicable, and are properly attributable to such transaction.

“Asset Sale Put Purchase Price” means the cash price payable by the Company to redeem any share of Convertible Preferred Stock upon the consummation of a repurchase pursuant to an exercise of the Asset Sale Put Right, calculated pursuant to Section 7(d)(i).

“Asset Sale Put Right” has the meaning set forth in Section 7(d)(i).

“Asset Sale Put Right Allocation” has the meaning set forth in Section 7(d)(iv).

“Asset Sale Trigger” means (i) the first day on which the Company and/or one or more of its Subsidiaries has consummated one or more Asset Sales after the Issue Date that results in Asset Sale Net Proceeds in excess of the Asset Sale Trigger Amount as measured on such day (the “Initial Asset Sale Trigger”); (ii) after the Initial Asset Sale Trigger has occurred, the consummation of any subsequent Asset Sale; and (iii) after the Initial Asset Sale Trigger has occurred, the receipt by the Company or any of its Subsidiaries of additional Asset Sale Net Proceeds in respect of any Asset Sale that has already occurred. For the avoidance of doubt, the Transactions shall not constitute, or result in the occurrence of, an “Asset Sale Trigger”.

“Asset Sale Trigger Amount” means, as of any measurement date, the lesser of (x) the amount that would be required (including after giving effect to any consent by the required parties to the Existing Credit Agreement then outstanding) to pay in full all Obligations (as defined in the Existing Credit Agreement), that are accrued and payable and terminate all Commitments (as defined in the Existing Credit Agreement) and (y) the amount determined by the Company as necessary to be paid to the lenders party to the Existing Credit Agreement to permit the Holders of the Convertible Preferred Stock to exercise their Asset Sale Put Right to the maximum extent and the Company to fulfill its obligations with respect thereto, which amount, in each case, expressly excludes any amount to be paid with respect to the Optional Repurchase (as defined in the Loan Warrants).

“Balance Convertible Preferred Stock” has the meaning set forth in Section 8(b).

“beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of September 26, 2017, as the same may be further amended, supplemented or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity. For the avoidance of doubt, Capital Stock of the Company shall include any Dividend Junior Stock, Dividend Parity Stock, Dividend Senior Stock, Liquidation Junior Stock, Liquidation Parity Stock and Liquidation Senior Stock.

“CA Satisfaction” has the meaning set forth in Section 7(c).

“Cash Dividend Election” has the meaning set forth in Section 5(a)(ii)(3).

“Cash Dividend Election Notice” has the meaning set forth in Section 5(a)(ii)(3).

“Cash Dividend Trigger Date” means October 31 2028.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended, amended and restated or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, filed with the Secretary of States of the State of Delaware on September 6, 2006, as the same may be further amended, supplemented or restated.

“Change of Control” means any of the following events:

(a)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b)           the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-a-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b); or

(c)            the Company or its stockholders adopt a plan relating to the liquidation or dissolution of the Company.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“CIC Asset Sale” means a Change of Control pursuant to clause (b)(i) of the definition of “Change of Control”.

“CIC Asset Sale Failure” has the meaning set forth in Section 8(d).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.10 par value per share, of the Company, subject to Section 10(h).

“Common Stock Change Event” has the meaning set forth in Section 10(h)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if:

(a)            either (i) each Conversion Share would be eligible to be offered, sold or otherwise transferred by the Holder of such share pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such Conversion Share by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable by the Holder to sell such Conversion Share continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the thirtieth (30th) calendar day after the date such Conversion Share is issued; provided, however, that each Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Conversion Shares; provided, further, that if a Holder fails to provide such information to the Company within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder;

(b)           each Conversion Share referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (2) not be represented by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)           (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;

(d)           the Company has not delivered a notice pursuant to Section 7(a) with respect to an anticipated Change of Control (unless such notice has been subsequently withdrawn pursuant to Section 7(b)); and

(e)            with respect to any Holder, the Company shall not have provided such Holder information that, at the time such Common Stock Liquidity Condition is determined, constitutes material non-public information under the U.S. federal securities laws regarding the Company.

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” initially means, with respect to any Convertible Preferred Stock issued on or about the Issue Date, $7.99; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CMTL UW” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Board of Directors selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(3).

“Depositary” means The Depository Trust Company or its successor.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Adjustment Trigger” means the first day following the redemption of at least fifty percent (50%) of the Series B-4 Preferred Shares pursuant to the exercise of (x) an Asset Sale Put Right, (y) an Asset Sale Call Right, and/or (z) an Optional Repurchase Right pursuant to Section 8(b).

“Dividend Junior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.

“Dividend Parity Stock” means any class or series of the Company’s or its Subsidiaries’ stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)            in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as an amount per share of Common Stock; and

(b)           in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i)            numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii)           denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w)           for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;

(x)            for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(3) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity Linked Securities;

(y)           for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z)            the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement, dated as of June 14, 2026, by and among the Company and the Investors, as the same may be amended, supplemented or restated in accordance with its terms.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exempt Issuance” means (a) the Company’s issuance or grant of shares of Common Stock or options to purchase shares Common Stock, or other equity-based awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans (i) in existence as of the Issue Date, or (ii) approved or amended by a majority of the independent members of the Board of Directors, or (iii) assumed by the Company or any of its Subsidiaries in connection with a transaction approved by a majority of the independent members of the Board of Directors; (b) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and were outstanding as of the Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities, subject to customary adjustment provisions, as in effect on the Issue Date; (c) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; (d) the Company’s issuance of the Convertible Preferred Stock pursuant to the Exchange Agreement and any shares of Common Stock upon conversion of the Convertible Preferred Stock issued thereunder; (e) the Company’s issuance of securities pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock, whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions; (f) the Company’s issuance of securities pursuant to the Company’s employee stock purchase plan; (g) the Company’s issuance of rights to acquire securities pursuant to any stockholder rights plan approved by a majority of the independent members of the Board of Directors. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Existing Credit Agreement” means the Credit Agreement, dated as of June 17, 2024 and as amended on October 17, 2024, March 3, 2025, July 21, 2025 and June 14, 2026, by and among the Company, the other borrowers that are parties thereto from time to time, TCW Asset Management Company LLC, as agent, Wingspire Capital LLC, as revolving agent, and the lenders that are parties thereto from time to time, as in effect on June 14, 2026, including, for the avoidance of doubt, any further amendment, restatement or replacement entered into in accordance with Section 9(b)(i)(11).

“Expiration Date” has the meaning set forth in Section 10(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(2).

“Floor Price” means, initially, $6.73, subject to adjustment in the same manner and at the same time as the Conversion Price pursuant to Section 10(f)(i)(1).

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Asset Sale Trigger” has the meaning set forth in the definition of “Asset Sale Trigger.”

“Initial Liquidation Preference” means $[•]1 per share of Convertible Preferred Stock.

“Investors” shall have the meaning set forth in the Exchange Agreement.

“Issue Date” means [•].

“January 2024 Additional Shares” shall have the meaning set forth in the Exchange Agreement.

“June 2024 Additional Shares” shall have the meaning set forth in the Exchange Agreement.

[1]	To be an amount equal to $1,238.23 per share plus Dividends (as defined in the Series B-3 Certificate of Designations) accrued and added to the Liquidation Preference (as defined in the Series B-3 Certificate of Designations) pursuant to Section 5 of the Series B-3 Certificate of Designations from the date hereof to the date of exchange.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the midpoint of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.

“Loan Warrants” means the warrants initially issued to certain lenders under the Existing Credit Agreement on June 17, 2024, as in existence as of the date hereof, without giving effect to any amendments, waivers or modifications thereunder.

“Liquidation Junior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.

“Liquidation Parity Stock” means any class or series of the Company’s or its Subsidiaries’ stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s or such Subsidiary’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(a)(ii)(1).

“Liquidation Senior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s or such Subsidiary’s liquidation, dissolution or winding up.

“Majority Holders” has the meaning set forth in Section 9(a)(i).

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“March 2025 Additional Shares” shall have the meaning set forth in the Exchange Agreement.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Cap” has the meaning set forth in Section 10(g).

“October Additional Shares” shall have the meaning set forth in the Exchange Agreement.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Corporate Secretary, or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B.

“Optional Repurchase” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Optional Repurchase Date” means the date fixed, pursuant to Section 8(e), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to an Optional Repurchase.

“Optional Repurchase Notice” means a notice (including a notice substantially in the form of the “Optional Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 8(g)(i) and Section 8(g)(ii).

“Optional Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Optional Repurchase, calculated pursuant to Section 8(f).

“Optional Repurchase Right” has the meaning set forth in Section 8(a).

“Optional Repurchase Trigger Date” means (x) in the event of the occurrence of an Asset Sale Trigger, the consummation of the Asset Sale causing such Asset Sale Trigger, and (y) in all other cases, October 31, 2029.

“Ownership Limit Change” has the meaning set forth in Section 10(g).

“Ownership Limitation” has the meaning set forth in Section 10(g).

“Ownership Limitation Increase Effective Date” has the meaning set forth in Section 10(g).

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Permitted Equity Issuance” has the meaning set forth in Section 9(b)(i)(2).

“Permitted Transferees” means (i) any investment fund, investment vehicle or account Controlled by any Holder or any Affiliate thereof, or (ii) any shareholder, limited partner, limited liability company member, other equity holder or Affiliate of any Holder or any such investment fund, investment vehicle or account thereof as a result of any distribution.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Stock Director” has the meaning set forth in Section 9(a)(i).

“Preferred Stock Director Nomination Right Condition” has the meaning set forth in Section 9(a)(i).

“Preferred Stock Nominee” has the meaning set forth in Section 9(a)(i).

“Public Announcement” means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Qualified Offering” means an offering of any shares of Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, in each case for the primary purpose of raising equity capital, whether pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form) or an exemption from the registration requirement under the Securities Act.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 10(h)(i).

“Reference Property Unit” has the meaning set forth in Section 10(h)(i).

“Register” has the meaning set forth in Section 3(e).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th and December 31st of each year, beginning on [•] (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means, in each case, subject to increase pursuant to Section 8(d):

(i)	prior to a Dividend Adjustment Trigger or a CIC Asset Sale, (x) 9.00% per annum, or (y) solely in respect of a cash Dividend that is paid in accordance with (1) the proviso set forth in Section 5(a)(ii)(1), (2) Section 5(a)(ii)(3) or (3) Section 5(a)(ii)(4), 7.75% per annum;

(ii)	from and after the consummation of a CIC Asset Sale that does not result in a Dividend Adjustment Trigger, the sum of (x) the applicable Regular Dividend Rate determined pursuant to clause (i) and (y) 2.00% per annum; and

(iii)	from and after the occurrence of a Dividend Adjustment Trigger, (x) 6.50% per annum or (y) from and after the exercise of any Optional Repurchase Right with respect to Balance Convertible Preferred Stock pursuant to Section 8(b), 8.50% per annum.

“Regular Dividend Record Date” has the following meaning: (a) March 15th in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Related Party Transaction” means any transaction for which disclosure is required pursuant to 17 CFR § 229.404.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit D.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 5635(b)” has the meaning set forth in Section 10(g).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Conversion Notice.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successive Conversion Period” means the period beginning upon receipt by the Holders of a notice of a Change of Control and ending on the first year anniversary of the consummation of the Change of Control.

“Successor Person” has the meaning set forth in Section 10(h)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(2).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transactions” has the meaning set forth in the Exchange Agreement.

“Transfer Agent” means the Company or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)           such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)           (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that such Security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.

“Voting Right Expiration Date” means the date that is the earlier of (a) October 31, 2028, and (b) the date on which the Investors (or their Permitted Transferees) no longer own beneficially and of record, in the aggregate, an amount of Convertible Preferred Stock with an aggregate Liquidation Preference equal to at least $25,000,000 (including, for such purpose, the Liquidation Preference of any shares of Convertible Preferred Stock previously held by the Investors (or their Permitted Transferees) that were subsequently converted into Conversion Shares pursuant to a Mandatory Conversion or an Optional Conversion, for so long as the Investors (or their Permitted Transferees) continue to own beneficially and of record such underlying Conversion Shares).

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Warrant” shall have the meaning set forth in the Exchange Agreement.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“2021 Exchange Shares” shall have the meaning set forth in the Exchange Agreement.

“2024 Exchange Shares” shall have the meaning set forth in the Exchange Agreement.

SECTION 2.          RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a)            “or” is not exclusive;

(b)           “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)           the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f)            “herein,” “hereof’ and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(g)           references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(h)           the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations; and

(i)            with respect to any defined term defined by reference to the Existing Credit Agreement, in the event of any amendment, restatement or replacement of the Existing Credit Agreement approved in accordance with Section 9(b)(i)(11), such defined term shall be deemed to be replaced by any substantially equivalent defined term in such amendment, restatement or replacement.

SECTION 3.           THE CONVERTIBLE PREFERRED STOCK.

(a)            Designation; Par Value. A series of stock of the Company titled the “Series B-4 Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the Two Million (2,000,000) authorized and One Million Eight Hundred Twenty-One Thousand Eight Hundred and Nineteen and Sixty-Six Hundredths (1,821,819.66) unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.10 per share.

(b)            Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is One Hundred Seventy-Eight Thousand One Hundred Eighty and Thirty Four Hundredths (178,180.34).

(c)            Form, Dating and Denominations.

(i)            Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii)            Certificates.

(1)            Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

(2)            Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii)           No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)          Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)           Method of Payment; Delay When Payment Date is Not a Business Day; Withholding.

(i)            Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by wire transfer to an account of any Holder within the United States, so long as such Holder has delivered wire instructions to the Company no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due; provided, however, that if such Holder has failed to timely deliver such wire instructions, then the Company will pay all such cash amounts by check issued in the name of the Holder thereof.

(ii)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(iii)          Withholding. The Company or any paying agent of the Company shall be entitled to deduct and withhold on all payments (or deemed payments) and distributions (or deemed distributions) on the Convertible Preferred Stock to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority with respect to any amounts required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a share of Convertible Preferred Stock, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such share of Convertible Preferred Stock.

(e)            Transfer Agent; Register. The Company or any of its Subsidiaries may act as the Transfer Agent. The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder, including denoting in book-entry format which shares of Convertible Preferred Stock constitute 2021 Exchange Shares, 2024 Exchange Shares, January 2024 Additional Shares, June 2024 Additional Shares, October 2024 Additional Shares, or March 2025 Additional Shares and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)            Legends.

(i)            Restricted Stock Legend.

(1)            Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)            If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)            Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)          Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)           Legends on Conversion Shares.

(1)            Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)            Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g)           Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)            Provisions Applicable to All Transfers and Exchanges.

(1)            Generally. Subject to this Section 3(g) and Section 4.3 of the Exchange Agreement, Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Company will direct that each such transfer or exchange to be recorded in the Register.

(2)            No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.

(3)            [Reserved].

(4)            Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5)            Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will direct such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)            Transfers of Shares Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)            that has been surrendered for conversion; or

(2)            as to which an Optional Repurchase Notice has been duly delivered pursuant to Section 8(g), except to the extent that the Company fails to pay the related Optional Repurchase Price when due.

(h)            Exchange and Cancellation of Convertible Preferred Stock to Be Converted or Repurchased.

(i)            Partial Conversions or Repurchases of Convertible Preferred Stock. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to an Optional Repurchase, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will direct such Certificate to be exchanged for (1) one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f), and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii)            Cancellation of Convertible Preferred Stock that Is Converted or Repurchased. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to an Optional Repurchase, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)            Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(j)            Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k)            Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)            Cancellation. The Company may at any time deliver Convertible Preferred Stock that any Holder has surrendered to the Company to the Transfer Agent for cancellation. The Company will direct the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)            Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(o) and 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n)            Outstanding Shares.

(i)            Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or repurchase in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), or (iv) of this Section 3(n).

(ii)            Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)           Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date (without limiting the Company’s obligations pursuant to Section 5(c)); and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(c)).

(iv)          Shares to Be Repurchased Pursuant to an Optional Repurchase. If, on an Optional Repurchase Date, the Company holds consideration in kind and amount that is sufficient to pay the aggregate Optional Repurchase Price due on such date, then (unless there occurs a default in the payment of the Optional Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Optional Repurchase Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 5(c)).

(o)            Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement or waiver.

(p)            CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

SECTION 4.           RANKING. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

SECTION 5.           DIVIDENDS.

(a)            Generally.

(i)            Regular Dividends.

(1)            Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or whether or not funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1), Section 5(a)(ii)(3) and Section 5(a)(ii)(4)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Dividends shall be paid in cash only to the extent funds are legally available. Regular Dividends on the Convertible Preferred Stock will accumulate on a daily basis from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Issue Date), in each case to, but excluding, the next Regular Dividend Payment Date.

(2)            Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation Preference of such share).

(ii)            Method of Payment; Payments in Kind.

(1)            Generally. Subject to Section 5(a)(ii)(3) and Section 5(a)(ii)(4) below, as of the Close of Business on any Regular Dividend Payment Date the dollar amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date (expressed as an amount per share of Convertible Preferred Stock) will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time; provided, however, that such addition shall not occur nor be required if as of the Close of Business on such Regular Dividend Payment Date, the Company, in its sole and absolute discretion, subject to Section 5(a)(ii)(3) and Section 5(a)(ii)(4), has paid in cash the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date.

(2)            Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(3)            Following CA Satisfaction. With respect to all Regular Dividend Payment Dates occurring after the Cash Dividend Trigger Date (commencing with the Regular Dividend Payment Date occurring on December 31, 2028) and provided a CA Satisfaction has then occurred, each Holder shall, individually with respect to each share of Convertible Preferred Stock held thereby, have the right to elect to receive Regular Dividends in cash by wire transfer of immediately available funds pursuant to Section 5(a)(i) (a “Cash Dividend Election”) or by adding to the Liquidation Preference of applicable Convertible Preferred Stock pursuant to Section 5(a)(ii)(1). In the event of a Cash Dividend Election with respect to a Regular Dividend Period, a Holder shall deliver written notice of such election in the form attached hereto as Exhibit E (a “Cash Dividend Election Notice”) to the Company on or prior to the corresponding Regular Dividend Record Date. In the event no Cash Dividend Election Notice is delivered by a Holder with respect to a Regular Dividend Period prior to the corresponding Regular Dividend Record Date, the Company shall retain the discretion with respect to such Regular Dividend Period to add the dollar amount of Regular Dividends to the Liquidation Preference of applicable Convertible Preferred Stock pursuant to Section 5(a)(ii)(1).

(4)            Following Default. With respect to all Regular Dividend Payment Dates following any failure by the Company to timely pay the Optional Repurchase Price in respect of any shares of Convertible Preferred Stock in connection with the exercise of any Optional Repurchase Right by a Holder pursuant to Section 8(a) or Section 8(b), which failure is not a CIC Asset Sale Failure (other than in respect of Balance Convertible Preferred Stock), and provided both a CA Satisfaction and the Cash Dividend Trigger Date shall have then occurred, commencing with the Regular Dividend Payment Date immediately following such failure, and with respect to all subsequent Regular Dividend Payment Dates, each Holder shall, individually with respect to each share of Convertible Preferred Stock held thereby, have the right to elect to receive Regular Dividends in cash by wire transfer of immediately available funds pursuant to Section 5(a)(i) or by adding to the Liquidation Preference of applicable Convertible Preferred Stock pursuant to Section 5(a)(ii)(1). In the event of a Cash Dividend Election with respect to a Regular Dividend Period, a Holder shall deliver a Cash Dividend Election Notice to the Company on or prior to the corresponding Regular Dividend Record Date. In the event no Cash Dividend Election Notice is delivered by a Holder with respect to a Regular Dividend Period prior to the corresponding Regular Dividend Record Date, the Company shall retain the discretion with respect to such Regular Dividend Period to add the dollar amount of Regular Dividends to the Liquidation Preference of applicable Convertible Preferred Stock pursuant to Section 5(a)(ii)(1).

(b)            Participating Dividends.

(i)            Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock in the form and manner set forth below (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) subject to the last sentence of this Section 5(b)(i), the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(g)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date. With respect to any Common Stock Participating Dividend that is in the form of cash, in lieu of cash payment thereof, as of the Close of Business on the payment date for such Common Stock Participating Dividend, the dollar amount of any such Common Stock Participating Dividend (expressed as an amount per share of Convertible Preferred Stock) will (without duplication) be added, effective immediately before the Close of Business on such payment date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time.

(ii)            Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of a Common Stock Change Event or an event for which an adjustment to the Conversion Price is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(1), as to which Section 10(h) or Section 10(f)(i)(1), respectively, will apply.

(c)            Treatment of Dividends Upon Repurchase or Conversion. If the Optional Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Optional Repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Dividend will be deemed to be declared only to the extent that it is declared for payment in cash. Except as provided in this Section 5(c), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Optional Repurchase Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Optional Repurchase Price or Conversion Consideration, as applicable.

SECTION 6.          RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)            Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)            the sum of:

(1)            the Liquidation Preference per share of Convertible Preferred Stock; and

(2)            all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and

(ii)            the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(g)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)            Merger, Consolidation and Sale of Assets Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

SECTION 7.           CHANGE OF CONTROL.

(a)            Change of Control Notice. On or before the twentieth (20th) Business Day before the effective date (or anticipated effective date) of a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), the Company will send to each Holder a notice of such Change of Control (either concurrently with or after the Public Announcement of the same information) containing the following information:

(1)            a brief description of the events causing such Change of Control;

(2)            the effective date (or anticipated effective date) of such Change of Control;

(3)            the Optional Repurchase Price per share of Convertible Preferred Stock, assuming for such purpose that the Optional Repurchase Date is the effective date (or anticipated effective date) of such Change of Control; and

(4)            the Conversion Price in effect on the date of such notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control.

(b)            Withdrawal of Change of Control Notice. If the underlying Change of Control has been terminated or cancelled and the Company has previously delivered a notice pursuant to Section 7(a) with respect to such Change of Control, the Company shall withdraw such notice by delivering a written notice of withdrawal to the Holders at any time before the effective date (or anticipated effective date) of such Change of Control that was previously contained in such original notice.

(c)            Optional Repurchase or Conversion Right in Connection with a Change of Control. Prior to the consummation of any Change of Control, each Holder shall have the right (i) subject to Section 10(b)(ii), to exercise an Optional Conversion in respect of any and all of its Convertible Preferred Stock prior to or contingent upon the consummation of such Change of Control or (ii) subject to Section 8(b) to exercise an Optional Repurchase Right in respect of any and all of its Convertible Preferred Stock (A) contingent upon the consummation of such Change of Control or (B) if after the Optional Repurchase Trigger Date, at any time prior to the consummation of such Change of Control. The Holders and the Company agree that following the exercise by the Holders of an Optional Repurchase Right pursuant to the preceding sentence, any obligation of the Company to pay the Optional Repurchase Price to the Holders is and shall be subordinate in right of payment to the prior payment in full in cash of the Obligations (as defined in the Existing Credit Agreement). Unless otherwise agreed in writing by the required parties to the Existing Credit Agreement, until both (1) the Obligations (as defined in the Existing Credit Agreement) shall have been paid in full in cash, and (2) all of the Commitments (as defined in the Existing Credit Agreement) shall have been terminated ((1) and (2) collectively, a “CA Satisfaction”), no payment of any kind or character may be made to or received by the Holders, whether in cash or other property (excluding, for the avoidance of doubt, any Conversion Shares issued upon any accompanying conversion) and including by way of set-off, in respect of the Optional Repurchase Right exercised, as applicable, in accordance with this Section 7(c) (and the holders of such Obligations are hereby designated as intended third party beneficiaries of the foregoing).

(d)            Asset Sale Put Right.

(i)            Asset Sale Put Right. Notwithstanding anything to the contrary in this Certificate of Designations, each Holder will have the right (the “Asset Sale Put Right”) to require the Company to repurchase certain shares of such Holder’s Convertible Preferred Stock, not to exceed such Holder’s Asset Sale Put Right Allocation of the applicable Asset Sale Maximum Redemption Amount, in accordance with Section 8(a) following the occurrence of an Asset Sale Trigger and, as may be designated by such Holder, at any time within 90 days thereafter. The Asset Sale Put Purchase Price for any share of Convertible Preferred Stock to be redeemed pursuant of the exercise of the Asset Sale Put Right is an amount equal to the Optional Repurchase Price pursuant to Section 8(f) in respect of an Optional Repurchase pursuant to Section 8(a) (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on any Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(b)(i) will be included in the Asset Sale Put Purchase Price).

(ii)            Asset Sale Trigger Notice. On or before the twentieth (20th) Business Day before the effective date (or anticipated effective date) of an Asset Sale Trigger (or, if later, promptly after the Company discovers that an Asset Sale Trigger may occur), the Company will send to each Holder a notice of such Asset Sale Trigger (either concurrently with or promptly after the Public Announcement of the same information) containing the following information:

(1)            a brief description of the events causing such Asset Sale Trigger;

(2)            the effective date (or anticipated effective date) of such Asset Sale Trigger;

(3)            the Optional Repurchase Price per share of Convertible Preferred Stock, assuming for such purpose that the Optional Repurchase Trigger Date is the effective date (or anticipated effective date) of such Asset Sale Trigger; and

(4)            the Conversion Price in effect on the date of such notice and a description and quantification of any adjustments to the Conversion Price that may result from such Asset Sale Trigger.

(iii)            Asset Sale Proceeds. Contemporaneously with any Asset Sale Trigger, the Company shall apply the proceeds from all such subject Asset Sales to repay in full all Obligations (as defined in the Existing Credit Agreement) and terminate the Commitments (as defined in the Existing Credit Agreement), in each case, to the extent necessary (including after giving effect to any consent by the required parties to the Existing Credit Agreement then outstanding, but expressly excluding any payment with respect to the Optional Repurchase (as defined in the Loan Warrants)) to permit the Holders of the Convertible Preferred Stock to exercise their Asset Sale Put Right to the maximum extent and the Company to fulfill its obligations with respect thereto (and the holders of such Obligations are hereby designated as intended third party beneficiaries of the foregoing). Unless otherwise agreed in writing by the required parties to the Existing Credit Agreement, until a CA Satisfaction has occurred, no payment of any kind or character may be made to or received by the Holders, whether in cash or other property and including by way of set-off, in respect of the Asset Sale Put Right exercised, as applicable, in accordance with this Section 7(d) (and the holders of such Obligations are hereby designated as intended third party beneficiaries of the foregoing).

(iv)           Allocation of Asset Sale Put Right. For purposes of this Section 7(d), the Asset Sale Put Right shall be allocated among the Holders as follows: with respect to each Holder, the Asset Sale Maximum Redemption Amount multiplied by a fraction, the numerator of which is the number of shares of Convertible Preferred Stock issued to such initial Holder pursuant to the Exchange Agreement on the Issue Date and the denominator of which is the aggregate number of all shares of Convertible Preferred Stock issued to the initial Holders pursuant to the Exchange Agreement on the Issue Date (with respect to each initial Holder, the “Asset Sale Put Right Allocation”). In the event that any initial Holder of shares of Convertible Preferred Stock shall sell or otherwise transfer any of such Holder’s Convertible Preferred Stock, the transferee shall be allocated a pro rata portion of such initial Holder’s Asset Sale Put Right Allocation with respect to such portion of such Convertible Preferred Stock transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Asset Put Right Allocation allocated to such transferee. The foregoing shall apply similarly and equally to successive transfers of Convertible Preferred Stock.

(e)            Asset Sale Call Right.

(i)            Asset Sale Call Right. The Company will have the right (the “Asset Sale Call Right”) to repurchase all, or any whole number of shares that is less than all, of shares of Convertible Preferred Stock immediately following the occurrence of an Asset Sale Trigger (other than an Asset Sale Trigger that would result in, or otherwise constitute, a Change of Control).

(ii)            Delivery of Asset Sale Call Notice. To exercise an Asset Sale Call Right for any share(s) of Convertible Preferred Stock, the Company must deliver to each Holder an Asset Sale Call Notice which states:

(1)            if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates;

(2)            the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number;

(3)            that the Company is exercising its Asset Sale Call Right with respect to such share(s); and

(4)            that the Company’s election to effect its exercise of the Asset Sale Call Right is contingent upon the consummation of such Asset Sale Trigger.

(iii)          Delivery of Asset Sale Call Notice is Irrevocable. Once delivered in accordance with this Section 7(e), an Asset Sale Call Notice will be irrevocable; provided, however, that if the Asset Sale Trigger is not consummated, such Asset Sale Call Notice shall be deemed to be withdrawn.

(iv)          Asset Sale Call Purchase Price. The Asset Sale Call Purchase Price for any share of Convertible Preferred Stock to be redeemed pursuant of the exercise of the Asset Sale Call Right is an amount equal to the Optional Repurchase Price pursuant to Section 8(f) in respect of an Optional Repurchase pursuant to Section 8(a) (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on any Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(b)(i) will be included in the Asset Sale Call Purchase Price); provided that in the event the Asset Sale Call Right is exercised in respect of Balance Convertible Preferred Stock, the Asset Sale Call Purchase Price for any such share shall be the amount equal to the Optional Repurchase Price pursuant to Section 8(f) in respect of an Optional Repurchase pursuant to Section 8(b).

(v)           Funds Legally Available for Payment of Asset Sale Call Purchase Price. The Company will not exercise its Asset Sale Call Right pursuant to this Section 7(e), unless the Company has sufficient funds legally available to fully pay the Asset Sale Call Purchase Price in respect of all shares of Convertible Preferred Stock elected for repurchase pursuant to the exercise of such Asset Sale Call Right.

(vi)          Asset Sale Call Repurchase Date. The date of the consummation of the repurchase of any shares of Convertible Preferred Stock pursuant to the exercise of the Asset Sale Call Right will be the later of (i) the tenth (10th) Business Day after the date the Company has duly delivered the Asset Sale Call Notice to each Holder pursuant to Section 7(e)(ii) and (ii) the Asset Sale Trigger.

(vii)          Payment of the Asset Sale Call Purchase Price. The Company will cause the Asset Sale Call Purchase Price for each share of Convertible Preferred Stock to be redeemed pursuant to the exercise of the Asset Sale Call Right to be paid to the Holder thereof on or before the applicable date of the consummation of such repurchase of such share pursuant to the exercise of such Asset Sale Call Right.

(viii)        Selection of Convertible Preferred Stock Subject to Partial Asset Sale Call Repurchase. If less than all shares of Convertible Preferred Stock then outstanding are repurchased pursuant to the exercise of the Asset Sale Call Right, then the shares of Convertible Preferred Stock to be subject to such repurchase will be selected by the Company pro rata.

(f)            Payments Upon Change of Control. In the event the Asset Sale Call Right is exercised pursuant to Section 7(e) or the Asset Sale Put Right is exercised pursuant to Section 7(d) and within two years of the consummation of the applicable repurchase (a) a Change of Control occurs, (b) the Company enters into a definitive agreement with respect to a Change of Control or (c) the Company enters into, participates in or engages in discussions or negotiations with any Person with respect to a Change of Control and, in the case of clause (b) or (c), a Change of Control occurs on or prior to six months following the end of such twenty-four month period, then, contemporaneous with the consummation of such Change of Control, the Company shall make a cash payment to each Holder of repurchased Convertible Preferred Stock, by wire transfer of immediately available funds to an account provided by such Holder in writing to the Company, in an aggregate amount equal to the difference, if positive, obtained by deducting (x) the sum of (i) the Asset Sale Call Purchase Price or Asset Sale Put Purchase Price actually paid to such Holder in respect of such repurchased Convertible Preferred Stock and (ii) the value received by such Holder in such Change of Control with respect to the Warrant issued to such Holder in connection with such Asset Sale Call Right or Asset Sale Put Right, as mutually and reasonably agreed by the Company and such Holder, from (y) the Optional Repurchase Price which would have been payable upon such Change of Control to such Holder with respect to an exercise of an Optional Repurchase Right pursuant to Section 8(b) with respect to such repurchased Convertible Preferred Stock. Unless and until a CA Satisfaction has occurred, no payment of any kind or character may be made to or received by the Holders, whether in cash or other property and including by way of set-off, in accordance with this Section 7(f).

SECTION 8.           OPTIONAL REPURCHASE RIGHT OF THE HOLDERS.

(a)           Optional Repurchase Right. Subject to the other terms of this Section 8, each Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on an Optional Repurchase Date occurring on or after the Optional Repurchase Trigger Date (determined pursuant to Section 8(e)) for an amount equal to the Optional Repurchase Price per share (determined pursuant to Section 8(f)), except if covered by Section 8(b); provided that in the event of an Asset Sale Trigger, the Company shall not be required to repurchase Convertible Preferred Stock that would cause the Asset Sale Maximum Redemption Amount to be exceeded or make any payment for such repurchase if not permitted pursuant to Section 7(d)(iii) (for the avoidance of doubt, in the event of the occurrence of successive Asset Sale Triggers, each such Asset Sale Trigger shall entitle the Holders to exercise its Optional Repurchase Right with respect to such Holder’s shares of Convertible Preferred Stock up to the Asset Sale Maximum Redemption Amount in respect of the Asset Sale causing such Asset Sale Trigger); provided further that in the event of an Asset Sale Trigger and a CA Satisfaction occurring at the same time, each Holder may in its sole discretion elect an Optional Repurchase Trigger Date pursuant to clause (x) or clause (y) of such definition. For the avoidance of doubt, the Holders and the Company agree that any obligation of the Company to repurchase all or any Convertible Preferred Stock pursuant to this Section 8(a) is and shall be subordinate in right of payment to the prior payment in full in cash of the Obligations (as defined in the Existing Credit Agreement).

(b)           Optional Repurchase Right in Connection with a Change of Control. Subject to Section 7(c) and the other terms of this Section 8, each Holder shall also be able to exercise the Optional Repurchase Right to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on an Optional Repurchase Date occurring on the date of the consummation of a Change of Control, including, without limitation, a CIC Asset Sale (whether before or after the Optional Repurchase Trigger Date) for a cash purchase price equal to the Optional Repurchase Price. If upon a CIC Asset Sale a Holder elects to exercise its Optional Repurchase Right pursuant to the immediately preceding sentence with respect to less than all of such Holder’s Convertible Preferred Stock (the amount of Convertible Preferred Stock with respect to which such Holder does not elect to exercise an Optional Repurchase Right, the “Balance Convertible Preferred Stock”), such Holder’s Optional Repurchase Right with respect to such CIC Asset Sale shall be preserved and tolled until (x) the consummation of another Change of Control following the applicable CIC Asset Sale, (y) the occurrence of an Asset Sale Trigger following the applicable CIC Asset Sale; provided that in the event of such Asset Sale Trigger, the Company shall not be required to repurchase Convertible Preferred Stock that would cause the Asset Sale Maximum Redemption Amount to be exceeded or make any payment for such repurchase if not permitted pursuant to Section 7(d)(iii) (for the avoidance of doubt, in the event of the occurrence of successive Asset Sale Triggers, each such Asset Sale Trigger shall entitle the Holders to exercise its Optional Repurchase Right with respect to such Holder’s shares of Convertible Preferred Stock up to the Asset Sale Maximum Redemption Amount of the Asset Sale causing such Asset Sale Trigger) or (z) the Adjusted Date, in each case, after which date such Holder may at its discretion exercise its Optional Repurchase Right with respect to the Balance Convertible Preferred Stock at an Optional Repurchase Price calculated pursuant to Section 8(f)(A)(ii) (other than in respect of Additional Shares, for which the Optional Repurchase Price shall be calculated pursuant to Section 8(f)(A)(i)). A Holder delivering an Optional Repurchase Notice pursuant to this Section 8(b) in connection with a Change of Control shall specify in such Optional Repurchase Notice that its election to effect such Optional Repurchase is contingent upon the consummation of such Change of Control. Any such Optional Repurchase shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is not consummated, such Optional Repurchase Notice shall be deemed to be withdrawn. For the avoidance of doubt, the Holders and the Company agree that any obligation of the Company to repurchase all or any Convertible Preferred Stock pursuant to this Section 8(b) is and shall be subordinate in right of payment to the prior payment in full in cash of the Obligations (as defined in the Existing Credit Agreement).

(c)           Asset Sale Trigger Repurchase. A Holder delivering an Optional Repurchase Notice pursuant to Section 8(a) in connection with an Asset Sale Trigger shall specify in such Optional Repurchase Notice that its election to effect such Optional Repurchase is contingent upon the consummation of such Asset Sale Trigger. Any such Optional Repurchase shall not occur until such time as such Asset Sale Trigger has been consummated, and if such Asset Sale Trigger is not consummated, such Optional Repurchase Notice shall be deemed to be withdrawn.

(d)          Change in Dividend Rate Following Default. In the event the Company fails to timely pay the Optional Repurchase Price in respect of any shares of Convertible Preferred Stock in connection with the exercise of any Optional Repurchase Right by a Holder pursuant to Section 8(a) or Section 8(b), in addition to any other rights or remedies such Holder may have under applicable law, the Regular Dividend Rate with respect to any such shares of Convertible Preferred Stock that have not been repurchased as required by Section 8(a) or Section 8(b), as applicable, shall be:

(i)             increased initially to the sum of (x) the then-applicable Regular Dividend Rate plus (y) 2.00% per annum; provided, that the increase pursuant to this Section 8(d)(i) shall not apply in the event of a failure to timely pay the Optional Repurchase Price in connection with a CIC Asset Sale (such failure, a “CIC Asset Sale Failure”), and

(ii)            increased thereafter (or increased initially in the case of a failure of the Company to timely pay the applicable Optional Repurchase Price in connection with a CIC Asset Sale Failure) by an additional 1.00% per annum on each subsequent Regular Dividend Payment Date; provided, that the maximum increase of the Regular Dividend Rate pursuant to this clause (ii) shall not exceed 8.00% per annum; provided further, that in the event of a CIC Asset Sale Failure prior to the Adjusted Date, the increases pursuant to this clause (ii) shall not commence until the Adjusted Date (for the avoidance of doubt, this proviso shall not apply to the exercise of an Optional Repurchase in respect of any Balance Convertible Preferred Stock following such initial CIC Asset Sale).

(e)           Optional Repurchase Date. The Optional Repurchase Date for the Optional Repurchase of any share of Convertible Preferred Stock will be (i) in the case of (x) an Optional Repurchase pursuant to Section 8(a) other than an Asset Sale Trigger Repurchase or (y) an Optional Repurchase in connection with clause (z) of the second sentence of Section 8(b), the tenth (10th) Business Day after the date the Holder of such share has duly delivered the Optional Repurchase Notice relating to such share to the Company pursuant to Section 8(g); provided, however, that the Optional Repurchase Date will in no event be before the Optional Repurchase Trigger Date, (ii) in the case of an Optional Repurchase pursuant to Section 8(b) that is not the subject of the immediately preceding clause (i)(y) or the immediately succeeding clause (iii), the date of the consummation of the Change of Control; provided that in the event the Optional Repurchase is in respect of Balance Convertible Preferred Stock in connection with clause (x) of the second sentence of Section 8(b), the Optional Repurchase Date shall be the date of such applicable Change of Control, or (iii) in the event of an Asset Sale Trigger Repurchase pursuant to Section 7(d) or in the event of an Optional Repurchase in connection with clause (y) of the second sentence of Section 8(b), on the date elected by the Holder in the Optional Repurchase Notice being between the date of the consummation of such Asset Sale Trigger and no later than 90 days following the consummation of such Asset Sale Trigger.

(f)           Optional Repurchase Price. The Optional Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon an Optional Repurchase pursuant to Section 8(a) or Section 8(b) will be an amount in cash equal to the product of (A) (i) 1.0 (in the case of an Optional Repurchase pursuant to Section 8(a) or, solely with respect to Additional Shares, pursuant to Section 8(b)) or (ii) 1.5 (in the case of an Optional Repurchase pursuant to Section 8(b) other than in respect of Additional Shares) and (B) the sum of (x) the Liquidation Preference of such share, plus (y) accumulated and unpaid Dividends on such share from, and including, the last date on which Dividends have been paid thereon (or, if no Dividends have been paid, from, and including, the Issue Date) to, but excluding, such Optional Repurchase Date (to the extent such accumulated and unpaid Dividends are not included in such Liquidation Preference), together with the issuance of Warrants to purchase the applicable number of shares of Common Stock pursuant to Section 4.9 of the Exchange Agreement; provided, however, that if such Optional Repurchase Date is after a Dividend Record Date for a declared Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(d), the Holder of such share at the Close of Business on such Dividend Record Date will be entitled, notwithstanding such Optional Repurchase, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such share; and (2) the Optional Repurchase Price will not include such declared cash Dividend on such share (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(b)(i) will be included in the Optional Repurchase Price).

(g)           Procedures to Exercise the Optional Repurchase Right.

(i)             Delivery of Optional Repurchase Notice and Shares of Convertible Preferred Stock to be Repurchased. To exercise its Optional Repurchase Right for any share(s) of Convertible Preferred Stock, the Holder thereof must deliver to the Company:

(1)           a duly completed, written Optional Repurchase Notice with respect to such share(s); and

(2)           such share(s), duly endorsed for transfer;

provided, however, that, with respect to any Optional Repurchase pursuant to Section 8(a), no such Optional Repurchase Notice may be delivered before, and each purported delivery of an Optional Repurchase Notice will be deemed null and void if delivered before, the tenth (10th) Business Day before the Optional Repurchase Trigger Date.

(ii)          Contents of Optional Repurchase Notices. Each Optional Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)           if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates;

(2)           the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number;

(3)           that such Holder is exercising its Optional Repurchase Right with respect to such share(s); and

(4)           if applicable, that such Holder is exercising its Optional Repurchase Right pursuant to Section 8(b) in connection with a Change of Control, in which case such Optional Repurchase Notice shall specify that such Holder’s election to effect such Optional Repurchase is contingent upon the consummation of such Change of Control; provided that no such specification shall be required with respect to Balance Convertible Preferred Stock.

(iii)          Delivery of Optional Repurchase Notice is Irrevocable. Once delivered in accordance with this Section 8(g), an Optional Repurchase Notice will be irrevocable subject to Section 8(b) (in the case of an Optional Repurchase pursuant to Section 8(b) in connection with a Change of Control) and Section 8(c) (in the case of an Optional Repurchase pursuant to Section 8(a) in connection with an Asset Sale Trigger).

(h)           Payment of the Optional Repurchase Price. Subject to Section 7(c), Section 7(d) and Section 8(d), the Company will cause the Optional Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to an Optional Repurchase to be paid to the Holder thereof on or before the later of (i) the applicable Optional Repurchase Date; and (ii) the second Business Day after the date any Physical Certificate representing such share is delivered to the Company.

SECTION 9.           DIRECTOR NOMINATION RIGHT; VOTING RIGHTS; BOARD OBSERVATION RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)           Right to Nominate Director.

(i)            Generally. For so long as the Investors (or their Permitted Transferees) own, in the aggregate, beneficially and of record an amount of Convertible Preferred Stock with an aggregate Liquidation Preference equal to at least $25,000,000 (including, for such purpose, the Liquidation Preference of any shares of Convertible Preferred Stock previously held by the Investors (or their Permitted Transferees) that were subsequently converted into Conversion Shares pursuant to a Mandatory Conversion or an Optional Conversion, for so long as the Investors (or their Permitted Transferees) continue to own beneficially and of record such underlying Conversion Shares) (the “Preferred Stock Director Nomination Right Condition”), the Investors representing at least a majority of the outstanding shares of Convertible Preferred Stock then outstanding (the “Majority Holders”) will have the right, exercisable by written consent of the Majority Holders to nominate one (1) person to serve on the Board of Directors (such nominee, the “Preferred Stock Nominee”, and such director, the “Preferred Stock Director”). The initial Preferred Stock Nominee shall be Mark R. Quinlan. For so long as the Preferred Stock Director Nomination Right Condition continues to be satisfied, the Company shall nominate the Preferred Stock Nominee as designated by the Majority Holders in writing for election (or re-election, as applicable) as a director at the end of each term of the Preferred Stock Director as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board of Directors. At such time as the Preferred Stock Director Nomination Right Condition is no longer satisfied, the Preferred Stock Director shall offer in writing to resign from the Board of Directors and any committees thereof effective as of a date within thirty (30) days after the first date that the Preferred Stock Director Nomination Right Condition is no longer satisfied, and, from and after such date, neither the Investors (nor their Permitted Transferees) shall have any rights under this Section 9(a).

(ii)            Vacancies of the Preferred Stock Director. At all times when the Preferred Stock Director Nomination Right Condition is satisfied, a vacancy in the office of the Preferred Stock Director (other than vacancies before the initial election and designation of the Preferred Stock Director) shall only be filled by the written consent of the Majority Holders and the Company shall cause such Preferred Stock Nominee to fill such resulting vacancy.

(iii)           Preferred Stock Director Qualifications. Each Preferred Stock Nominee, including any Preferred Stock Nominee filling a vacancy in the office the Preferred Stock Director, shall (1) meet all requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company, including the Company’s Standards of Business Conduct and Corporate Governance Guidelines, and (2) make himself or herself reasonably available for interviews and consent to such reference and background checks or other investigations as the Board of Directors may reasonably request (and consistent with those performed on other directors of the Company) to determine the Preferred Stock Nominee’s eligibility and qualification to serve as a director of the Company. No Preferred Stock Nominee shall be eligible to serve on the Board of Directors if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, is a “Bad Actor” as defined in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act or is subject to any judgment prohibiting service as a director of any public company. As a condition to any Preferred Stock Nominee’s election to the Board of Directors or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Preferred Stock Nominee must provide to the Company: (A) all information reasonably requested by the Company that is required to be or is customarily disclosed for directors and candidates for directors in a proxy statement or other filings in accordance with applicable law, any stock exchange rules or listing standards, in each case, relating to the Preferred Stock Nominee’s election as a director of the Company or the Company’s operations in the ordinary course of business; (B) all information reasonably requested by the Company in connection with assessing eligibility and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Preferred Stock Nominee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business; (C) an undertaking in writing (in a form provided by the Secretary of the Company) by the Preferred Stock Nominee to be subject to, bound by and duly comply with the Company’s Corporate Governance Guidelines and Standards of Business Conduct, with such changes thereto (or such successor policies) as are applicable to all other directors, in each case, as such changes or successor policies are adopted in good faith by the Board of Directors, and do not by their terms materially, adversely and disproportionately impact the Preferred Stock Nominee relative to all other directors; and (D) an undertaking to immediately resign, at the request of the Board of Directors made at such time as the Preferred Stock Director Nomination Right Condition is no longer satisfied, from the Board of Directors and any committees thereof effective as of the first date the Preferred Stock Director Nomination Right Condition is no longer satisfied.

(b)          Voting and Consent Rights with Respect to Specified Matters.

(i)             From the Issue Date until the Voting Right Expiration Date, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, amendment to the Certificate of Incorporation or other organizational documents or otherwise) without, the prior affirmative vote or written consent of Holders (solely in the case of clause (10) below, not be unreasonably withheld), voting exclusively as a single class, representing at least a majority of the outstanding shares of Convertible Preferred Stock:

(1)           authorization or creation, or increase in the authorized number of shares of, any class or series of, or any Equity-Linked Security or other equity interest convertible into, any Capital Stock of the Company or any of its Subsidiaries other than in connection solely with any Exempt Issuance or issuance that is subject to the provisions of Section 10(f)(i)(1);

(2)           issuance of any shares of Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into Capital Stock of the Company or any of its Subsidiaries, other than (x) any Exempt Issuance, (y) any issuance that is subject to the provisions of Section 10(f)(i)(1) and (z) on or after the Issue Date, one or more issuances of, in the aggregate, up to $50,000,000 of shares of Common Stock pursuant to Qualified Offerings (each such issuance pursuant to this clause (z), a “Permitted Equity Issuance”);

(3)           amendment, alteration, repeal or other modification to any provision of the Certificate of Incorporation (including this Certificate of Designations) in a manner that would adversely affect the powers, preferences, rights or privileges of the Convertible Preferred Stock; provided, however, that (i) any increase in the amount of the authorized Common Stock, and (ii) any amendment to the Certificate of Incorporation and any certificate of designations (but excluding this Certificate of Designations) (x) to implement any Exempt Issuance or issuance that is subject to the provisions of Section 10(f)(i)(1), or (y) necessary to implement a merger or consolidation that constitutes a Common Stock Change Event effected in compliance with the terms of this Certificate of Designations, will not be deemed to adversely affect the powers, preferences, rights or privileges of the Convertible Preferred Stock;

(4)           any Related Party Transaction to be entered into after the Issue Date;

(5)           declaration or payment of any dividends or distributions, other than the declaration or payment of Regular Dividends in respect of Convertible Preferred Stock, and any dividends or distributions that are subject to the provisions of Section 10(f)(i)(1);

(6)           repurchase or redemption of any Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, other than (A) repurchases of Convertible Preferred Stock pursuant to the terms of this Certificate of Designations, (B) in connection with an exercise of the put right with respect to Loan Warrants representing a maximum of 717,942 Warrant Shares (as defined in the Loan Warrants and subject to adjustment in the amount of such Warrant Shares based on the terms and conditions of the Loan Warrants) granted to certain Lenders (as defined in the Existing Credit Agreement) under the Loan Warrants (C) pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act, (D) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards, (E) repurchases of any equity-based awards (including restricted stock units) issued to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that existed as of the Issue Date, and (F) in connection with any stockholder rights plan;

(7)           (x) exchange, reclassification or cancellation of any Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, other than pursuant to a Common Stock Change Event effected in compliance with the terms of this Certificate of Designations or (y) directly or indirectly amend, restate or replace the Loan Warrants in a manner that has the effect of increasing the Optional Repurchase Price (as defined in the Loan Warrants) or extending the timeframe within which any Holder (as defined in the Loan Warrants) may exercise their Optional Repurchase Right (as defined in the Loan Warrants);

(8)           sale, disposition, lease, license, spin-off, split-off or other transfer or divestiture of any businesses, business units or assets of the Company or any of its Subsidiaries (including the Capital Stock of any Subsidiary or other entity), in each case, in any transaction or series of related transactions (any such transaction, an “Asset Sale”) involving consideration having a fair value in excess of (x) prior to a CA Satisfaction, $75,000,000, and (y) from and after a CA Satisfaction, $20,000,000, in each case, as determined in good faith by the Board of Directors and other than a transaction that constitutes a Change of Control;

(9)           other than in connection with an increase in the principal amount of Obligations (as defined in the Existing Credit Agreement) or a refinance of the Existing Credit Agreement on terms and conditions that, taken as a whole, (A) are not materially different from the Existing Credit Agreement and are not materially more adverse to the interests of the Company or to the Holders (other than with respect to such principal amounts) and (B) do not adversely affect the ability of the Company to perform its obligations in connection with any Optional Repurchase pursuant to Section 8(a) of this Certificate of Designations from and after the dates specified therein (for the avoidance of doubt, without giving effect to any extension of the Existing Credit Agreements not approved in accordance with clause (11)), in each case, up to an amount not to exceed 110% of the principal amount of the initial aggregate Commitments (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, incurrence of any secured indebtedness for borrowed money (including any obligations in respect of letters of credit) unless permitted under the Existing Credit Agreement (without giving effect to any modification, amendment, consent or waiver made by the lenders thereunder);

(10)         incurrence of unsecured indebtedness for borrowed money or issuance of any Disqualified Equity Interest (as defined in the Existing Credit Agreement), unless permitted under the Existing Credit Agreement (without giving effect to any modification, amendment, consent or waiver made by the lenders thereunder after the date hereof);

(11)         amend, restate or replace the Existing Credit Agreement on terms and conditions that, taken as a whole, (A) are materially different from the Existing Credit Agreement or materially more adverse to the interests of the Company or to the Holders or (B) adversely affect the ability of the Company to perform its obligations in connection with any Optional Repurchase pursuant to Section 8(a) of this Certificate of Designations from and after the dates specified therein (for the avoidance of doubt, without giving effect to any extension of the Existing Credit Agreement not approved in accordance with this clause (11)), it being understood, however, that an extension of the Existing Credit Agreement on the same terms shall not require consent hereunder for so long as clause (B) is complied with; provided, that no such affirmative vote or written consent shall be required solely with respect to (x) increasing the principal amount of indebtedness for borrowed money up to an amount not to exceed 110% of the principal amount of the initial aggregate Commitments (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, or (y) increasing the rate of interest up to an amount to exceed 200 basis points per annum from the highest rate of interest per annum as in effect under the Existing Credit Agreement on the date hereof;

(12)         replace the Existing Credit Agreement after a CA Satisfaction other than a replacement for the direct purpose of refinancing the Existing Credit Agreement to effect a CA Satisfaction, which replacement must meet the terms and conditions of clause (11); or

(13)         agree or consent to any of the actions prohibited by this Section 9(b)(i).

(c)           Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock, assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 9(c) will not be limited or eliminated by the provisions in Section 10(g).

(d)           Procedures for Voting and Consents.

(i)             Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of Preferred Stock Directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(c), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(c).

(ii)           Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)          Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(b) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

(e)           Board Observation Rights.

(i)             From the Issue Date until the date the Preferred Stock Director Nomination Right Condition is no longer satisfied, the Majority Holders shall be entitled to designate one observer (who may be a manager or employee of an Investor) (the “Preferred Stock Observer”) to attend all meetings and special meetings (whether such meetings are held in person, telephonically or otherwise) of (i) the Board of Directors and (ii) any committee or sub-committee of the Board of Directors, including any committee or sub-committee that may be established on or after the Issue Date, except that the Preferred Stock Observer shall not be entitled to vote on matters presented to or discussed by the Board of Directors (or any relevant committee thereof) at any such meetings. The Preferred Stock Observer may be excluded from any portion of any Board of Directors meeting to the extent such exclusion is reasonably necessary to (x) avoid violation of any law, rule or regulation or any obligation of confidentiality owing to a third party binding on the Company or its Affiliates to the extent that such obligation was not entered into in contemplation of this provision (provided that, the Company and its Affiliates shall use commercially reasonable efforts to avoid entering into any such obligation of confidentiality owing to a third party), or (y) preserve attorney-client privilege between the Company and its counsel, in each case, in the reasonable determination of the Company’s outside counsel.

(ii)            The Preferred Stock Observer shall be timely notified of the time and place of any Board of Directors meetings and the Preferred Stock Observer shall receive copies of all documents distributed to the Board of Directors, including notice of all meetings of the Board of Directors (which shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting or the proposed actions to be taken by written consent without a meeting), all written consents of the Board of Directors, all materials and information prepared for consideration at any meeting of the Board of Directors, and all minutes related to each meeting of the Board of Directors, in each case, as if the Preferred Stock Observer were a member of the Board of Directors or any such applicable committee and at the same time and in the same manner as provided to the members of the Board of Directors and applicable committee; provided that the Preferred Stock Observer shall not receive any documents pursuant to this Section 9(e)(ii) to the extent that such documents relate to any portion of any Board of Directors meeting from which the Preferred Stock Observer is excluded pursuant to Section 9(e)(i).

(iii)           The Company shall reimburse the Preferred Stock Observer for all reasonable out-of-pocket costs and expenses incurred in connection with its participation in any such meeting.

(iv)          The Preferred Stock Observer shall sign a non-disclosure agreement reasonably acceptable to the Company.

SECTION 10.         CONVERSION.

(a)          Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)          Conversion at the Option of the Holders.

(i)            Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)            Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder in connection with a Change of Control may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of such Change of Control, in which case such Optional Conversion shall not occur until such time as is immediately prior to (and subject to) the consummation of such Change of Control, and if such Change of Control is not consummated, such Optional Conversion Notice shall be deemed to be withdrawn.

(c)           Mandatory Conversion at the Company’s Election.

(i)             Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after July 22, 2027 as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds $25.00 (as adjusted for any event contemplated by Section 10(f)(i)(1)) per share of Common Stock on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii)           Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which an Optional Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(a) or Section 8(b).

(iii)           Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)          Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Mandatory Conversion Notice. Such Mandatory Conversion Notice must state:

(1)           that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designations;

(2)           the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)           that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date;

(4)           the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; and

(5)           the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(v)           Selection and Optional Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversion. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then:

(1)           the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Company pro rata; and

(2)           if only a portion of the Convertible Preferred Stock is subject to Mandatory Conversion and a portion of such Convertible Preferred Stock is subject to Optional Conversion, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was subject to Mandatory Conversion.

(d)          Conversion Procedures.

(i)             Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)            Requirements for Holders to Exercise Optional Conversion Right.

(1)           Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate(s), if any, representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes.

(2)           Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)          Treatment of Accumulated Regular Dividends upon Conversion.

(1)           No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(2)           Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iv)          When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)           Settlement upon Conversion.

(i)             Generally. Subject to Section 5(c), Section 10(e)(ii), Section 10(g) and Section 12(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock from, and including, the last date on which Regular Dividends have been paid thereon (or, if no Regular Dividends have been paid, from, and including, the Issue Date) to, but excluding, the Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii)            Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)           Delivery of Conversion Consideration. Except as provided in Sections 10(f)(i)(2) and 10(h), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the earlier of (i) the second (2nd) Business Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, immediately after the Conversion Date for such conversion.

(f)           Conversion Price Adjustments.

(i)             Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)           Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(h) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)          Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act, ), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer differs from the average of the Daily VWAP for each of the ten (10) consecutive VWAP Trading Days commencing on, and including, the VWAP Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Expiration Date”), then the Conversion Price will be adjusted based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1	=	the Conversion Price in effect immediately after the Expiration Time;

SP	=	the average of the Daily VWAP for each of the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(3)           Degressive Issuances. Subject to Section 10(g), if, on or after the Issue Date the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, other than pursuant to a Permitted Equity Issuance, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 10(f)(i)(3)) as of the date of the issuance or sale of such shares or Equity Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Price will be decreased to an amount equal to the greater of (x) the Floor Price and (y) the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:

CP	=	such Conversion Price;
OS	=	the number of shares of Common Stock outstanding immediately before such Degressive Issuance;
EP	=	the Effective Price per share of Common Stock in such Degressive Issuance; and
X	=	the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance;

provided, however, that (A) the Conversion Price will not be adjusted pursuant to this Section 10(f)(i)(3) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(3) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(3)); and (C) in no event will the Conversion Price be increased pursuant to this Section 10(f)(i)(3). For purposes of this Section 10(f)(i)(3), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price.

(ii)            No Adjustments in Certain Cases.

(1)           Certain Events. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:

(A)          except as otherwise provided in Section 10(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)          except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)          except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)          except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date; or

(E)          solely a change in the par value of the Common Stock.

(iii)           Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the date of an Optional Repurchase Notice for any Optional Repurchase; and (4) the occurrence of any vote of the stockholders of the Company.

(iv)          Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan.

(v)          Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(vi)          Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vii)          Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will, as soon as reasonably practicable (and, if such information constitutes material non-public information under U.S. federal securities laws, either concurrently with or after Public Announcement of the same information) and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)          Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, except with respect to the Conversion Shares resulting from a Mandatory Conversion as to which the restrictions in this Section 10(g) shall not apply, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery or conversion would result in such Holder, either alone or as a part of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) “beneficially owning” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and for purposes of Section 13 and Section 16 of the Exchange Act) in excess of nine and ninety-nine hundredths percent (9.99%) of the then outstanding shares of Common Stock (the “Ownership Limitation”); provided that the Ownership Limitation shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided, further that, a Holder may include in the Optional Conversion Notice that is delivered to the Company in connection with a Change of Control, a notice stating that such Holder is electing to make successive conversions, which conversions shall occur (in each case by written notice from such Holder to the Company) from time to time as determined by such Holder at any time during the Successive Conversion Period (each such conversion being subject to the Ownership Limitation), it being acknowledged that the intent of this provision is to respect and preserve the Ownership Limitation for purposes of Section 13 and Section 16 of the Exchange Act, but not restrict a Holder subject to the Ownership Limitation from being able to fully convert its Convertible Preferred Stock in connection with a Change of Control (on a successive basis, if necessary) and therefore receive the Change of Control consideration (if any) payable in respect of all Common Stock issuable upon conversion of any such Convertible Preferred Stock subject to such Optional Conversion Notice.

By written notice to the Company, a Holder may from time to time increase or decrease the maximum percentage (each, an “Ownership Limit Change”) to any other percentage specified not in excess of 19.99% (the “Maximum Cap”) in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company (such sixty-first (61st) day, the “Ownership Limitation Increase Effective Date”) provided further, that (i) the Maximum Cap shall only apply to the extent required by Nasdaq Marketplace Rule 5635(b) (“Rule 5635(b)”) and if the Maximum Cap is not required pursuant to Rule 5625(b), then, the Convertible Preferred Stock held by such Holder shall be convertible on or after the Ownership Limitation Increase Effective Date following the delivery of the notice up to any percentage of the outstanding shares set forth in such notice without regard to the Maximum Cap, and (ii) such Maximum Cap may not be amended or waived absent Company stockholder approval in accordance with Rule 5635(b). Notwithstanding the foregoing, any Holder who has acquired or holds shares of Convertible Preferred Stock with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, shall not be permitted to effect an Ownership Limit Change pursuant to the preceding sentence to increase the Ownership Limitation in excess of 9.99%.

For purposes hereof, in determining the number of outstanding shares of Common Stock for purposes of this Section 10(g), the Holders may rely on (I) the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the Commission, or any current report filed by the Company with the Commission subsequent thereto, (II) a more recent public announcement by the Company, or (III) a written confirmation by the Company or the Transfer Agent, within two (2) Trading Days following a written request from a Holder, of the number of shares of Common Stock then outstanding. With prior written consent of the applicable Holder, the provisions of this Section 10(g) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 10(g) to correct all or any portion hereof which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(h)          Effect of Common Stock Change Event.

(i)            Generally. If there occurs any:

(1)           recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or classes of securities;

(2)           consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)           sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)           other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)          from and after the effective time of such Common Stock Change Event, each share of Convertible Preferred Stock will remain outstanding (unless otherwise converted or repurchased in accordance with the terms hereof) and (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 10(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)          for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)           Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(h).

(iii)           Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(h); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(h)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)          Notice of Common Stock Change Event. The Company will provide notices of each Common Stock Change Event to Holders (and, if such information constitutes material non-public information under U.S. federal securities laws, either concurrently with or after Public Announcement of the same information) no later than (A) twenty (20) Business Days prior to the anticipated effective date of any Common Stock Change Event and (B) the second (2nd) Business Day after the effective date of the Common Stock Change Event, together with a description of the kind and amount of the cash, securities or other property that constitutes the Reference Property.

(v)           Successive Common Stock Change Events. The above provisions of this Section 10 shall similarly apply to successive Common Stock Change Events.

SECTION 11.         CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.

(a)           Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)           Reservation of Shares of Common Stock. For so long as the Convertible Preferred Stock remains outstanding, the Company will keep reserved, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion in full of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c)           Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d)           Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

SECTION 12.         CALCULATIONS.

(a)           Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Daily VWAPs, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)          Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

SECTION 13.         TAX TREATMENT. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section l.305-5(a). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

SECTION 14.         NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

SECTION 15.         NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law. Without limiting the generality of the immediately preceding sentence, (a) the Holders shall not have any preemptive rights, (b) except as expressly provided in this Certificate of Designations, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual, and (c) shares of Convertible Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

COMTECH TELECOMMUNICATIONS CORP.

By:
Name: Michael A. Bondi
Title: Chief Financial Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE

Comtech Telecommunications Corp.
Series B-4 Convertible Preferred Stock

[Certificate No.: [_]]	No. Shares*[_]]

Comtech Telecommunications Corp., a Delaware corporation (the “Company”), certifies that [                  ] is the registered owner of [_] shares of the Company’s Series B-4 Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”).

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*       Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, Comtech Telecommunications Corp. has caused this instrument to be duly executed as of the date set forth below.

COMTECH TELECOMMUNICATIONS CORP.

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

REVERSE OF SECURITY

COMTECH TELECOMMUNICATIONS CORP. (THE “COMPANY”)

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

[INSERT RESTRICTIVE LEGENDS IN ACCORDANCE WITH THE EXCHANGE AGREEMENT]

FOR VALUE RECEIVED, ___________________ hereby sell, assign and transfer unto

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

Shares of the Series B-4 Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ as agent to transfer the said shares of Series B-4 Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date:
Signature:
(Sign exactly as your name appears on the other side of this Series B-4 Convertible Preferred Stock)

Signature Guarantee:	*

*       Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

OPTIONAL CONVERSION NOTICE

Comtech Telecommunications Corp.
Series B-4 Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

all of the shares of Convertible Preferred Stock

*_____________________ shares of Convertible Preferred Stock identified by CUSIP No. and Certificate No.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed: ______________
Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*       Must be a whole number.

B-1

EXHIBIT C

OPTIONAL REPURCHASE NOTICE

Comtech Telecommunications Corp.
Series B-4 Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Optional Repurchase Right with respect to (check one):

Pursuant to Section 8(a)

Pursuant to Section 8(b)

In accordance with            clause (x) ☐    of the definition of “Optional Repurchase Trigger Date”.

clause (y) ☐

clause (z) ☐

all of the shares of Convertible Preferred Stock

*_____________________ shares of Convertible Preferred Stock identified by CUSIP No. and Certificate No.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed: ______________
Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*       Must be a whole number.

C-1

EXHIBIT D

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED AS PERMITTED BY THE EXCHANGE AGREEMENT, DATED AS OF JUNE 14, 2026.

D-1

EXHIBIT E

CASH DIVIDEND ELECTION NOTICE

Comtech Telecommunications Corp.
Series B-4 Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Cash Dividend Election Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Cash Dividend Election with respect to (check one):

all of the shares of Convertible Preferred Stock

*_____________________ shares of Convertible Preferred Stock identified by CUSIP No. and Certificate No.

with respect to the Regular Dividend Period ending _________________

Date:
(Legal Name of Holder)

By:
Name:
Title:

*       Must be a whole number.

E-1

Exhibit D

Form of Series B-4 Registration Rights Agreement

D-1

Exhibit E

Disclosure Schedule

E-1

Exhibit F

Form of Warrant

F-1

Exhibit G

Form of Series B-4 Voting Agreement

G-1

Exhibit H

Form of Securities Purchase Agreement

H-1